                                                                     Exhibit 4.1



                                    INDENTURE



                                     between



                       ADVANTA MORTGAGE LOAN TRUST 1999-4,
                                    as Trust,



                                       and



                   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                              as Indenture Trustee



                          Dated as of November 1, 1999



                 Mortgage Loan Asset-Backed Notes, Series 1999-4

                                TABLE OF CONTENTS


                                                                                           Page
                                                                                           ----
ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE.....................................    2

   Section 1.01   Definitions............................................................    2
   Section 1.02   Incorporation by Reference of the Trust Indenture Act..................    2
   Section 1.03   Rules of Construction..................................................    2
   Section 1.04   Action by or Consent of Noteholders....................................    3
   Section 1.05   Conflict with TIA......................................................    3

ARTICLE II THE NOTES.....................................................................    3

   Section 2.01   Form...................................................................    3
   Section 2.02   Execution, Authentication and Delivery.................................    3
   Section 2.03   Registration; Registration of Transfer and Exchange....................    4
   Section 2.04   Mutilated, Destroyed, Lost or Stolen Notes.............................    5
   Section 2.05   Persons Deemed Owners..................................................    6
   Section 2.06   Payment of Principal and Interest; Defaulted Interest..................    6
   Section 2.07   Cancellation...........................................................    7
   Section 2.08   Release of Trust Estate................................................    7
   Section 2.09   Book-Entry Notes.......................................................    8
   Section 2.10   Notices to Clearing Agency.............................................    8
   Section 2.11   Definitive Notes.......................................................    8
   Section 2.12   Calculation of LIBOR...................................................    9

ARTICLE III COVENANTS....................................................................    9

   Section 3.01   Payment of Principal and Interest......................................    9
   Section 3.02   Maintenance of Office or Agency........................................   10
   Section 3.03   Money for Payments to be Held in Trust.................................   10
   Section 3.04   Existence..............................................................   11
   Section 3.05   Protection of Trust Estate.............................................   11
   Section 3.06   Opinions as to Trust Estate............................................   12
   Section 3.07   Performance of Obligations; Servicing of Mortgage Loans................   12
   Section 3.08   Negative Covenants.....................................................   13
   Section 3.09   Annual Statement as to Compliance......................................   14
   Section 3.10   Trust Shall Not Consolidate or Transfer Assets.........................   14
   Section 3.11   No Other Business......................................................   14
   Section 3.12   No Borrowing...........................................................   14
   Section 3.13   Guarantees, Loans, Advances and Other Liabilities......................   15
   Section 3.14   Capital Expenditures...................................................   15
   Section 3.15   Compliance with Laws...................................................   15
   Section 3.16   Restricted Payments....................................................   15
   Section 3.17   Notice of Event of Defaults and Events of Servicing Termination........   15
   Section 3.18   Further Instruments and Acts...........................................   15

   Section 3.19   Amendments of Sale and Servicing Agreement and Trust Agreement.........   16
   Section 3.20   Income Tax Characterization............................................   16

ARTICLE IV SATISFACTION AND DISCHARGE....................................................   16

   Section 4.01   Satisfaction and Discharge of Indenture................................   16
   Section 4.02   Application of Trust Money.............................................   17
   Section 4.03   Repayment of Monies Held by Note Paying Agent..........................   17

ARTICLE V EVENTS OF DEFAULT; REMEDIES....................................................   18

   Section 5.01   Events of Default......................................................   18
   Section 5.02   Collection of Indebtedness and Suits for Enforcement by Indenture
                      Trustee............................................................   19
   Section 5.03   Remedies for Events of Default.........................................   19
   Section 5.04   Indenture Trustee May File Proofs of Claim.............................   20
   Section 5.05   Indenture Trustee May Enforce Claims Without Possession of Notes.......   21
   Section 5.06   Application of Money Collected.........................................   21
   Section 5.07   Limitation of Suits....................................................   22
   Section 5.08   Unconditional Rights of Noteholders to Receive Principal and Interest..   22
   Section 5.09   Restoration of Rights and Remedies.....................................   23
   Section 5.10   Rights and Remedies Cumulative.........................................   23
   Section 5.11   Delay or Omission Not a Waiver.........................................   23
   Section 5.12   Control by Noteholders.................................................   23
   Section 5.13   Undertaking for Costs..................................................   23
   Section 5.14   Waiver of Stay or Extension Laws.......................................   24
   Section 5.15   Action on Notes........................................................   24
   Section 5.16   Performance and Enforcement of Certain Obligations.....................   24
   Section 5.17   Subrogation............................................................   25
   Section 5.18   Preference Claims......................................................   25
   Section 5.19   Waiver of Past Defaults................................................   26

ARTICLE VI THE INDENTURE TRUSTEE.........................................................   26

   Section 6.01   Duties of Indenture Trustee............................................   26
   Section 6.02   Rights of Indenture Trustee............................................   28
   Section 6.03   Individual Rights of Indenture Trustee.................................   29
   Section 6.04   Indenture Trustee's Disclaimer.........................................   29
   Section 6.05   Notice of Defaults.....................................................   29
   Section 6.06   Reports by Indenture Trustee to Noteholders............................   29
   Section 6.07   Compensation and Indemnity.............................................   29
   Section 6.08   Replacement of Indenture Trustee.......................................   30
   Section 6.09   Successor Indenture Trustee by Merger..................................   31
   Section 6.10   Appointment of Co-Indenture Trustee or Separate Indenture Trustee......   32
   Section 6.11   Eligibility: Disqualification..........................................   33

   Section 6.12   Preferential Collection of Claims Against Trust........................   33
   Section 6.13   Appointment and Powers.................................................   33
   Section 6.14   Performance of Duties..................................................   34
   Section 6.15   Limitation on Liability................................................   34
   Section 6.16   Reliance Upon Documents................................................   34
   Section 6.17   Representations and Warranties of the Indenture Trustee................   34
   Section 6.18   Waiver of Setoffs......................................................   35
   Section 6.19   Control by the Controlling Party.......................................   35
   Section 6.20   Indenture Trustee May Enforce Claims Without Possession of Notes.......   35
   Section 6.21   Suits for Enforcement..................................................   35
   Section 6.22   Mortgagor Claims.......................................................   35

ARTICLE VII NOTEHOLDERS' LISTS AND REPORTS...............................................   36

   Section 7.01   Trust to Furnish to Indenture Trustee Names and Addresses of
                      Noteholders........................................................   36
   Section 7.02   Preservation of Information; Communications to Noteholders.............   37
   Section 7.03   Reports by Trust.......................................................   37
   Section 7.04   Reports by Indenture Trustee...........................................   37

ARTICLE VIII PAYMENTS AND STATEMENTS; ACCOUNTS, DISBURSEMENTS AND RELEASES...............   38

   Section 8.01   Collection of Money....................................................   38
   Section 8.02   Release of Trust Estate................................................   38
   Section 8.03   Establishment of Accounts..............................................   38
   Section 8.04   The Policy.............................................................   39
   Section 8.05   Pre-Funding Account and Capitalized Interest Account...................   39
   Section 8.06   Flow of Funds..........................................................   40
   Section 8.07   Investment of Accounts.................................................   41
   Section 8.08   Eligible Investments...................................................   42
   Section 8.09   Reports by Indenture Trustee...........................................   44
   Section 8.10   Additional Reports by Trustee..........................................   46
   Section 8.11   Opinion of Counsel.....................................................   47

ARTICLE IX SUPPLEMENTAL INDENTURES.......................................................   47

   Section 9.01   Supplemental Indentures Without Consent of Noteholders.................   47
   Section 9.02   Supplemental Indentures with Consent of Noteholders....................   48
   Section 9.03   Execution of Supplemental Indentures...................................   50
   Section 9.04   Effect of Supplemental Indenture.......................................   50
   Section 9.05   Conformity With Trust Indenture Act....................................   50
   Section 9.06   Reference in Notes to Supplemental Indentures..........................   50

ARTICLE X REDEMPTION OF NOTES............................................................   50

   Section 10.01  Redemption.............................................................   50
   Section 10.02  Surrender of Notes.....................................................   51

   Section 10.03  Form of Redemption Notice..............................................   52
   Section 10.04  Notes Payable on Redemption Date.......................................   52

ARTICLE XI MISCELLANEOUS.................................................................   53

   Section 11.01  Compliance Certificates and Opinions, etc..............................   53
   Section 11.02  Form of Documents Delivered to Indenture Trustee.......................   53
   Section 11.03  Acts of Noteholders....................................................   54
   Section 11.04  Notices, etc. to Indenture Trustee, Trust and Rating Agencies..........   54
   Section 11.05  Notices to Noteholders; Waiver.........................................   56
   Section 11.06  Alternate Payment and Notice Provisions................................   56
   Section 11.07  Conflict with Trust Indenture Act......................................   57
   Section 11.08  Effect of Headings and Table of Contents...............................   57
   Section 11.09  Successors and Assigns.................................................   57
   Section 11.10  Separability...........................................................   57
   Section 11.11  Benefits of Indenture..................................................   57
   Section 11.12  Legal Holidays.........................................................   57
   Section 11.13  GOVERNING LAW..........................................................   57
   Section 11.14  Counterparts...........................................................   57
   Section 11.15  Recording of Indenture.................................................   58
   Section 11.16  Trust Obligation.......................................................   58
   Section 11.17  No Petition............................................................   58
   Section 11.18  Inspection.............................................................   58
   Section 11.19  Usury..................................................................   59
   Section 11.20  Limitation of Liability................................................   59
   Section 11.21  Rights of the Note Insurer to Exercise Rights of Noteholders...........   59
   Section 11.22  Consent and Direction of Note Insurer..................................   60
   Section 11.23  Rules by Indenture Trustee.............................................   60

EXHIBITS

Exhibit A       --    Form of Note
Exhibit B       --    Form of Authentication Order

                       ADVANTA MORTGAGE LOAN TRUST 1999-4

                  Reconciliation and Tie between the Indenture,
                      dated as of November 1, 1999, and the
                     Trust Indenture Act of 1939, as amended


         Trust Indenture Act Section                       Indenture Section
         ---------------------------                       -----------------
                  310(a)(1)                                       6.11
                   (a)(2)                                         6.11
                   (a)(3)                                         6.10
                   (a)(4)                                    Not Applicable
                     (b)                                       6.08; 6.11
                     (c)                                     Not Applicable
                   311(a)                                         6.12
                     (b)                                          6.12
                   312(a)                                         7.02
                     (b)                                          7.02
                     (c)                                          7.02
                   313(a)                                         7.04
                   (b)(1)                                     7.02; 7.04;
                   (b)(2)                                         7.04
                     (c)                                          7.04
                     (d)                                          7.04
                   314(a)                                   7.03; 8.09; 3.09
                     (b)                                     Not Applicable
                   (c)(1)                                        11.01
                   (c)(2)                                        11.01
                   (c)(3)                                    Not Applicable
                     (d)                                     Not Applicable
                     (e)                                         11.01
                     (f)                                     Not Applicable
                   315(a)                                         6.01
                     (b)                                          6.05
                     (c)                                          6.01
                     (d)                                          6.01
                     (e)                                          6.01
           316(a) (last sentence)                                 1.04
                  (a)(1)(A)                                       7.17
                  (a)(1)(B)                                       5.04
                  317(a)(1)                                       5.03
                   (a)(2)                                         6.05
                     (b)                                     Not Applicable
                   318(a)                                        11.07
                     (c)                                         11.07

               INDENTURE, dated as of November 1, 1999 (this "Indenture"), between ADVANTA MORTGAGE LOAN TRUST 1999-4, a Delaware business trust, as issuer (the "Trust"), and BANKERS TRUST COMPANY OF CALIFORNIA, N.A., a national banking association, as indenture trustee (the "Indenture Trustee").

                                    PREAMBLE

               Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Noteholders of the Advanta Mortgage Loan Asset-Backed Notes, Series 1999-4 (the "Notes").

               As security for the payment and performance by the Trust of its obligations under this Indenture and the Notes, the Trust has agreed to pledge the Trust Estate (as defined below) to the Indenture Trustee for the benefit of the Noteholders and the Note Insurer.

               Ambac Assurance Corporation (the "Note Insurer") has issued and delivered the financial guaranty insurance policy (the "Policy") pursuant to which the Note Insurer guarantees the Insured Amount with respect to the Notes.

               The Note Insurer has executed and delivered the Insurance and Indemnity Agreement, dated as of November 17, 1999 (as amended from time to time, the "Insurance Agreement"), among the Note Insurer, Advanta Holding Trust 1999-4, Advanta Mortgage Corp. USA, as master servicer (the "Master Servicer"), the Trust, Advanta Conduit Receivables, Inc., as sponsor (the "Sponsor"), and the Indenture Trustee.

                                 GRANTING CLAUSE

               The Trust hereby Grants to the Indenture Trustee on the Closing Date, for the benefit of the Noteholders and the Note Insurer, all of the Trust's right, title and interest in and to all money, instruments and other property, to the extent such money, instruments and other property are subject or intended to be held in trust, for the benefit of the Noteholders, including all proceeds thereof, including, without limitation, (i) the Mortgage Loans,
(ii) such amounts in all Accounts including principal collected and interest accrued in respect of the Mortgage Loans on or after the Initial Cut-Off Date, each Subsequent Cut-Off Date and each Replacement Cut-Off Date, as applicable, including Eligible Investments, as may from time to time may be held in such Accounts (except (x) any premium recapture, (y) interest accrued prior to the Initial Cut-Off Date, each Subsequent Cut-Off Date and each Replacement Cut-Off Date, as applicable, and (z) net investment earnings on the Principal and Interest Account, the Capitalized Interest Account and the Note Account), (iii) any Property, the ownership of which has been effected on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) any Mortgage Insurance Policies relating to the Mortgage Loans and any rights of the Sponsor or any Originator under any Mortgage Insurance Policies, (v) Net Liquidation Proceeds with respect to any Liquidated Mortgage Loan, (vi) the rights of the Indenture Trustee under the Policy, and (vii) the rights of the Sponsor against any Originator pursuant to the Mortgage Loan Transfer Agreement (the foregoing, collectively, the "Trust Estate").

               The foregoing Grant is made in trust to the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer. The Indenture Trustee hereby acknowledges and accepts such Grant under this Indenture in accordance with the provisions of this Indenture and agrees to perform the duties required of it by this Indenture to the best of its ability to the end that the interests of such parties, recognizing the priorities of their respective interests, may be adequately and effectively protected.

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

               Section 1.01 Definitions. Capitalized terms used herein shall have the meanings assigned to them in Annex A to the Sale and Servicing Agreement, dated as of November 1, 1999, among the Trust, the Sponsor, Advanta Mortgage Corp. USA, as master servicer (the "Master Servicer"), and the Indenture Trustee.

               Section 1.02 Incorporation by Reference of the Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

               "Commission" means the Securities and Exchange Commission.

               "indenture securities" means the Notes.

               "indenture security holder" means a Noteholder.

               "indenture to be qualified" means this Indenture.

               "indenture trustee" or "institutional trustee" means the Indenture Trustee.

               "obligor" on the indenture securities means the Trust.

               All other TIA terms used in this Indenture that are defined by the TIA, or defined by Commission rule have the meaning assigned to them by such definitions.

               Section 1.03 Rules of Construction. Unless the context otherwise requires:

               (a) a term has the meaning assigned to it;

               (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

               (c) "or" is not exclusive;

               (d) "including" means including without limitation; and

               (e) words in the singular include the plural and words in the plural include the singular.

               Section 1.04 Action by or Consent of Noteholders. Whenever any provision of this Indenture refers to action to be taken, or consented to, by Noteholders, such provision shall be deemed to refer to the Noteholders of record as of the Record Date immediately preceding the date on which such action is to be taken, or consent given, by Noteholders. Solely for the purposes of any action to be taken, or consented to, by Noteholders, any Note registered in the name of the Sponsor or any Affiliate thereof shall be deemed not to be outstanding; provided, however, that, solely for the purpose of determining whether the Indenture Trustee or the Owner Trustee is entitled to rely upon any such action or consent, only Notes which the Owner Trustee or the Indenture Trustee, respectively, knows to be so owned shall be so disregarded.

               Section 1.05 Conflict with TIA. If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be part of and govern this Indenture, the latter provision shall control and all provisions required by the TIA are hereby incorporated by reference. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provisions shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

                                   ARTICLE II

                                    THE NOTES

               Section 2.01 Form. The Notes, together with the Indenture Trustee's certificate of authentication, shall be in substantially the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

               Each Note shall be dated the date of its authentication. The terms of the Note set forth in Exhibit A are part of the terms of this Indenture.

               Section 2.02 Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Trust by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be original or facsimile.

               Notes bearing the original or facsimile signature of individuals who were at any time Authorized Officers of the Trust shall bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

               The Indenture Trustee, upon receipt from the Trust of a written Authentication Order in the form of Exhibit B hereto, shall authenticate and deliver Notes for original issue in an aggregate principal amount equal to the Original Note Principal Balance. The Notes outstanding at any time may not exceed such amounts except as provided in
Section 2.06.

               Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes in the minimum denomination of $1,000 and in integral multiples of $1,000 in excess thereof.

               No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears attached to such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate attached to any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Subject to Section 2.11, the Notes shall be Book-Entry Notes.

               Section 2.03 Registration; Registration of Transfer and Exchange. The Trust shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Trust shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee, as an agent for the Trust, shall be "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Trust shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

               If a Person other than the Indenture Trustee is appointed by the Trust as Note Registrar, the Trust will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof. The Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Authorized Officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

               Upon surrender for registration or transfer of any Note at the office or agency of the Trust to be maintained as provided in Section 3.02, and if the requirements of Section 8-401(1) of the UCC are met, the Trust shall execute or cause the Indenture Trustee to authenticate one or more new Notes, in any authorized denominations, of the same class and a like aggregate principal amount. A Noteholder may also obtain from the Indenture Trustee, in the name of the designated transferee or transferees one or more new Notes, in any authorized denominations, of the same class and a like aggregate principal amount. Such requirements shall not be deemed to create a duty in the Indenture Trustee to monitor the compliance by the Trust with Section 8-401 of the UCC.

               At the option of the Noteholder, Notes may be exchanged for other Notes in any authorized denominations, of the same class and a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, and if the requirements of Section 8-401(1) of the UCC are met, the Trust shall execute and upon its request the Indenture Trustee shall authenticate the Notes which the Noteholder making the exchange is entitled to receive. Such requirements shall not be deemed to create a duty in the Indenture Trustee to monitor the compliance by the Trust with Section 8-401 of the UCC.

               All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Trust, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

               Every Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in the form attached to Exhibit A, duly executed by the Noteholder or such Noteholder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar all in accordance with the Exchange Act, and
(ii) accompanied by such other documents as the Note Registrar may require.

               No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Note Registrar may require payment from a Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.04 or
9.06 not involving any transfer.

               The Note Registrar shall not register the transfer of any Note (other than the transfer of a Note to the nominee of the Depository) unless the transferee has executed and delivered to the Indenture Trustee a certification to the effect that either (i) the transferee is not (A) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA or (B) a plan (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code (each of the foregoing, a "Benefit Plan"), and is not acting on behalf of or investing the assets of a Benefit Plan, or
(ii) that the transferee's acquisition and continued holding of the Note will be covered by a U.S. Department of Labor Prohibited Transaction Class Exemption. Each transferee of a beneficial interest in a Book-Entry Note shall be deemed to make one of the foregoing representations.

               Section 2.04 Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Note Registrar, or the Note Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Trust, the Sponsor, the Indenture Trustee and the Note Insurer such security or indemnity as may be required by it to hold the Trust, the Sponsor, the Indenture Trustee and the Note Insurer harmless, then, in the absence of notice to the Trust, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Trust shall execute and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note (such requirement shall not be deemed to create a duty in the Indenture Trustee to monitor the compliance by the Trust with
Section 8-405); provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, the Trust may, instead of issuing a replacement Note, direct the Indenture Trustee, in writing, to pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof.

               If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Trust, the Indenture Trustee and the Note Insurer shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Trust or the Indenture Trustee in connection therewith.

               Upon the issuance of any replacement Note under this Section 2.04, the Trust may require the payment by the Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

               Every replacement Note issued pursuant to this Section 2.04 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Trust, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

               The provisions of this Section 2.04 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

               Section 2.05 Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Trust, the Indenture Trustee and the
Note Insurer and any agent of the Trust, the Indenture Trustee and the Note Insurer shall treat the Person in whose name any Note is registered (as of the related Record Date) as the owner of such Note for the purpose of receiving payments of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Trust, the Note Insurer, the Indenture Trustee nor any agent of the Trust, the Note Insurer or the Indenture Trustee shall be affected by notice to the contrary.

               Section 2.06 Payment of Principal and Interest; Defaulted Interest. (a) The Notes shall accrue interest as provided herein, and such amount shall be due and payable on each Payment Date as specified herein. Any installment of interest or principal payable on any Note which is punctually paid or duly provided for by the Trust on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date, by check mailed first-class, postage prepaid, to such Person's address as it appears on the Note Register on such Record Date; provided, that, unless Definitive Notes have been issued pursuant to Section 2.11, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee; and provided, further, that the final installment of principal payable with respect to such Note on a Payment Date or on the Final Scheduled Payment Date (and except for the Redemption Price for any Note called for redemption pursuant to Section 10.01(a)) which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

               (b) Upon written notice from the Trust, the Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Trust expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile at least five (5) Business Days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.02.

               (c) If the Trust defaults in a payment of interest on the Notes, the Trust shall pay interest on such defaulted interest at the Note Formula Rate to the extent lawful.

               (d) Promptly following the date on which all principal of and interest on the Notes has been paid in full and the Notes have been surrendered to the Indenture Trustee, the Indenture Trustee shall, upon written notice from the Master Servicer of the amounts, if any, that the Note Insurer has paid in respect of any Notes under the Policy or otherwise which has not been reimbursed to it, deliver such surrendered Notes to the Note Insurer to the extent not previously cancelled or destroyed.

               Section 2.07 Cancellation. Subject to Section 2.06(d), all Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. Subject to Section 2.06(d), the Trust may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Trust may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.07, except as expressly permitted by this Indenture. Subject to Section 2.06(d), all cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Trust shall direct by an Issuer Order that they be destroyed or returned to it; provided, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

               Section 2.08 Release of Trust Estate. The Indenture Trustee shall, on or after the Termination Date, release any remaining portion of the Trust Estate from the lien created by this Indenture and deposit in the Note Account any funds then on deposit in any other Account. The Indenture Trustee shall release property from the lien created by this Indenture pursuant to this
Section 2.08 only upon receipt by it of an Issuer Order accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and
314(d)(1) meeting the applicable requirements of Section 11.01 or as provided in
Section 4.14 of the Sale and Servicing Agreement.

               Section 2.09 Book-Entry Notes. The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company or its custodian, the initial Clearing Agency, by, or on behalf of, the Trust. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner will receive a Definitive Note representing such Note Owner's interest in such Note, except as provided in Section 2.11. Unless and until definitive, fully registered Notes have been issued to Note Owners pursuant to Section 2.11:

               (a) the provisions of this Section 2.09 shall be in full force and effect;

               (b) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Noteholder, and shall have no obligation to the Note Owners;

               (c) to the extent that the provisions of this Section 2.09 conflict with any other provisions of this Indenture, the provisions of this Section 2.09 shall control;

               (d) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Notes are issued pursuant to Section 2.11, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants;

               (e) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the Outstanding Note Principal Balance of the Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee; and

               (f) Note Owners may receive copies of any reports sent to the Noteholders pursuant to this Indenture, upon written request, together with a certification that they are Note Owners and payment of reproduction and postage expenses associated with the distribution of such reports, from the Indenture Trustee at the Corporate Trust Office.

               Section 2.10 Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to
Section 2.11, the Indenture Trustee shall give all such notices and communications specified herein to be given to Noteholders to the Clearing Agency, and shall have no obligation to the Note Owners.

               Section 2.11 Definitive Notes. If (i) the Master Servicer advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Notes, and the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, if Note Owners representing beneficial interests aggregating at least a majority of the Outstanding Note Principal Balance of the Notes advise the Indenture Trustee through the Clearing Agency in writing that the continuation of a book entry system through the Clearing Agency is no longer in the best interests of the Note Owners, then the Clearing Agency shall notify all Note Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Note or Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Trust shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Trust, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the holders of the Definitive Notes as Noteholders.

               Section 2.12 Calculation of LIBOR. (a) On each Interest Determination Date, the Indenture Trustee shall determine LIBOR for the next Interest Accrual Period as follows:

                first: on the basis of offered rates for one-month United States dollar deposits, as this rate appears on Telerate Screen Page 3750, as of 11:00 a.m. London time;

                second: if the rate does not appear on Telerate Screen Page 3750 as of 11:00 a.m. London time, LIBOR shall be the arithmetic mean of the offered quotations of two or more Reference Banks, rounded to the nearest whole multiple of 1/16%; and

                third: if on the Interest Determination Date fewer than two Reference Banks provide offered quotations, LIBOR for the Interest Accrual Period shall be the higher of (x) LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

               (b) The establishment of LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Notes for the related Interest Accrual Period will, in the absence of manifest error, be final and binding.

                                  ARTICLE III

                                    COVENANTS

               Section 3.01 Payment of Principal and Interest. The Trust will duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. Amounts properly withheld under the Code or any applicable state tax law by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Trust to such Noteholder for all purposes of this Indenture.

               Section 3.02 Maintenance of Office or Agency. The Trust will maintain an office or agency where Notes may be surrendered for registration, transfer or exchange of the Notes, and where notices and demands to or upon the Trust in respect of the Notes and this Indenture may be served. The Trust hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Trust will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Trust shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office and the Trust hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

               Section 3.03 Money for Payments to be Held in Trust. The Trust will cause each Note Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee and the Note Insurer an instrument in which such Note Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Note Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.03, that such Note Paying Agent will:

               (a) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

               (b) give the Indenture Trustee written notice of any default by the Trust (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

               (c) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Note Paying Agent;

               (d) immediately resign as a Note Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Note Paying Agent at the time of its appointment; and

               (e) comply with all requirements of the Code and any applicable state tax laws with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

               The Trust may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Note Paying Agent to pay to the Indenture Trustee all sums held in trust by such Note Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Note Paying Agent; and upon such a payment by any Note Paying Agent to the Indenture Trustee, such Note Paying Agent shall be released from all further liability with respect to such money.

               Subject to applicable laws with respect to the escheat of funds, any money held by the Indenture Trustee or any Note Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two (2) years after such amount has become due and payable shall be discharged from such trust and be paid to the Trust; and the related Noteholder shall thereafter, as an unsecured general creditor, look only to the Trust for payment thereof (but only to the extent of the amounts so paid to the Trust), and all liability of the Indenture Trustee or such Note Paying Agent with respect to such trust money shall thereupon cease.

               Section 3.04 Existence. Except as otherwise permitted by the provisions of Section 3.10, the Trust will keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Trust hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Trust will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Trust Estate, the Notes, and each other instrument or agreement included in the Trust Estate.

               Section 3.05 Protection of Trust Estate. The Trust intends the security interest granted pursuant to this Indenture in favor of the Indenture Trustee to be prior to all other liens in respect of the Trust Estate, and the Trust shall take all actions necessary to obtain and maintain, in favor of the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer, a first lien on and a first priority, perfected security interest in the Trust Estate. The Trust will from time to time prepare (or shall cause to be prepared), execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

               (a) Grant more effectively all or any portion of the Trust
        Estate;

               (b) maintain or preserve the lien and security interest (and the priority thereof) in favor of the Indenture Trustee for the benefit of the Noteholders and the Note Insurer created by this Indenture or carry out more effectively the purposes hereof;

               (c) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

               (d) enforce any of the Trust Estate;

               (e) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee in such Trust Estate against the claims of all persons and parties; and

               (f) pay all taxes or assessments levied or assessed upon the Trust Estate when due.

               The Trust hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required by the Indenture Trustee pursuant to this Section 3.05; provided, that, such designation shall not be deemed to create a duty in the Indenture Trustee or the Indenture Trustee to monitor the compliance of the Trust with respect to its duties under this Section 3.05 or the adequacy of any financing statement, continuation statement or other instrument prepared by the Trust.

               Section 3.06 Opinions as to Trust Estate. (a) On the Closing Date, the Trust shall furnish to the Indenture Trustee and the Note Insurer an Opinion of Counsel addressed to each stating that, in the opinion of such counsel, such actions have been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the first priority lien and security interest in favor of the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer, created by this Indenture.

               (b) Within 90 days after the beginning of each calendar year, beginning with the calendar year 2001, the Trust shall furnish to the Indenture Trustee and the Note Insurer, an Opinion of Counsel addressed to each either stating that, in the opinion of such counsel, such actions have been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as are necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel, no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture.

               Section 3.07 Performance of Obligations; Servicing of Mortgage Loans. (a) The Trust will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as ordered by any bankruptcy or other court or as expressly provided in this Indenture, the other Operative Documents or such other instrument or agreement.

               (b) The Trust may contract with other Persons acceptable to the
Note Insurer to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee and the Note Insurer in an Officer's Certificate of the Trust shall be deemed to be action taken by the Trust. Initially, the Trust has contracted with the Master Servicer to assist the Trust in performing its duties under this Indenture.

               (c) The Trust will punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Operative Documents and in the instruments and agreements included in the Trust Estate, including, but not limited, to preparing (or causing to be prepared) and filing (or causing to be filed) all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Sale and Servicing Agreement or any other Operative Document in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Trust shall not waive, amend, modify, supplement or terminate any Operative Document or any provision thereof without the prior written consent of the Note Insurer, the Noteholders representing at least a majority of the Outstanding Note Principal Balance of the Notes or the Indenture Trustee (with the prior written consent of the Note Insurer).

               (d) If an Authorized Officer of the Owner Trustee shall have actual knowledge of the occurrence of an Event of Servicing Termination under the Sale and Servicing Agreement or of an Insurance Agreement Event of Servicing Termination, the Trust shall promptly notify the Indenture Trustee, the Note Insurer and the Rating Agencies thereof in accordance with Section 11.04, and shall specify in such notice the action, if any, the Trust is taking in respect of such default. If an Event of Servicing Termination or an Insurance Agreement Event of Servicing Termination shall arise from the failure of the Master Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement or the Insurance Agreement with respect to the Mortgage Loans, the Trust shall take all reasonable steps available to it to remedy (or cause to be remedied) such failure.

               (e) The Trust agrees that it will not waive timely performance or observance by the Master Servicer or the Sponsor of their respective duties under the Operative Documents (x) without the prior written consent of the Note Insurer or (y) the Note Insurer has consented in writing to such waiver but the effect thereof would adversely affect the Noteholders of the Notes.

               Section 3.08 Negative Covenants. So long as any Notes are Outstanding, the Trust shall not:

               (a) except as expressly permitted by this Indenture or the other Operative Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Trust, including those included in the Trust Estate, without the prior written consent of the Note Insurer (which consent may not be unreasonably withheld); provided, that if a Note Insurer Default has occurred and is continuing, the Noteholders representing at least 51% of the Outstanding Note Principal Balance of the Notes may direct the Indenture Trustee to sell or dispose of the Trust Estate in accordance with Section 5.03;

               (b) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder or the Note Insurer by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate; or

               (c) (i) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien in favor of the Indenture Trustee created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (ii) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on a Mortgaged Property and arising solely as a result of an action or omission of the related Mortgagor), (iii) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien) security interest in the Trust Estate or (iv) amend, modify or fail to comply with the provisions of the Operative Documents without the prior written consent of the Note Insurer, which consent may not be unreasonably withheld.

               Section 3.09 Annual Statement as to Compliance. The Trust will deliver to the Indenture Trustee and the Note Insurer, within 90 days after the end of each fiscal year of the Trust (commencing with the fiscal year ended December 31, 2000), and otherwise in compliance with the requirements of TIA
Section 314(a)(4), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that

               (a) a review of the activities of the Trust during such year and of performance under this Indenture has been made under such Authorized Officer's supervision; and

               (b) to the best of such Authorized Officer's knowledge, based on such review, the Trust has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

               Section 3.10 Trust Shall Not Consolidate or Transfer Assets. (a) The Trust shall not consolidate or merge with or into any other Person.

               (b) Except as otherwise provided in the Sale and Servicing Agreement, and unless the Note Insurer has otherwise consented in writing, the Trust shall not convey or transfer all or substantially all of its properties or assets, including those included in the Trust Estate, to any Person.

               Section 3.11 No Other Business. The Trust shall not engage in any business other than purchasing, owning, selling and managing the Mortgage Loans and other assets in the manner contemplated by this Indenture and the other Operative Documents and activities incidental thereto.

               Section 3.12 No Borrowing. The Trust shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any Indebtedness except for (i) the Notes, (ii) obligations owing from time to time to the Note Insurer under the Insurance Agreement and (iii) any other Indebtedness permitted by or arising under the Operative Documents except that the Trust shall not incur any Indebtedness that would cause it, or any portion thereof, to be treated as a "taxable mortgage pool" under Section 7701(i) of the Code. The proceeds of the

Notes shall be used exclusively to fund the Trust's purchase of the Mortgage Loans and the other assets specified in the Sale and Servicing Agreement, to fund the Pre-Funding Account and the Capitalized Interest Account and to pay the Trust's organizational, transactional and start-up expenses.

               Section 3.13 Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by the Sale and Servicing Agreement or this Indenture, the Trust shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

               Section 3.14 Capital Expenditures. The Trust shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

               Section 3.15 Compliance with Laws. The Trust shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Trust to perform its obligations under the Notes, this Indenture or any other Operative Document.

               Section 3.16 Restricted Payments. The Trust shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Trust or otherwise with respect to any ownership or equity interest or security in or of the Trust or to the Master Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or
(iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Trust may make, or cause to be made, distributions to the Master Servicer, the Owner Trustee, the Indenture Trustee and the Certificateholders as permitted by, and to the extent funds are available for such purpose under the Sale and Servicing Agreement, this Indenture, or Trust Agreement. The Trust will not, directly or indirectly, make payments to or distributions from the Note Account except in accordance with this Indenture and the other Operative Documents.

               Section 3.17 Notice of Event of Defaults and Events of Servicing Termination. Upon a Responsible Officer of the Owner Trustee having actual knowledge thereof, the Trust agrees to give the Indenture Trustee, the Note Insurer and the Rating Agencies prompt written notice of each Event of Default hereunder or Event of Servicing Termination under the Sale and Servicing Agreement.

               Section 3.18 Further Instruments and Acts. Upon request of the Indenture Trustee or the Note Insurer, the Trust will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

               Section 3.19 Amendments of Sale and Servicing Agreement and Trust Agreement. The Trust shall not agree to any amendment to Section 9.01 of the Sale and Servicing Agreement or Section 11.01 of the Trust Agreement to eliminate the requirements thereunder that the Indenture Trustee, the Note Insurer or the Noteholders consent to amendments thereto as provided therein.

               Section 3.20 Income Tax Characterization. For purposes of federal income, state and local income and franchise and any other income taxes, the Trust will treat the Notes as indebtedness and hereby instructs the Indenture Trustee to treat the Notes as indebtedness for federal and state tax reporting purposes.

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

               Section 4.01 Satisfaction and Discharge of Indenture. Upon receipt by the Indenture Trustee of all amounts to satisfy all payment obligations with respect to the Notes, this Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.05, 3.08, 3.10, 3.12,
3.13 and 3.20, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section
6.07 and the obligations of the Indenture Trustee under Section 4.02) and (vi) the rights of Noteholders and the Note Insurer as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on written demand in the form of an Issuer Order and at the expense of the Trust, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

               (a) either

                       (i) all Notes theretofore authenticated and delivered
               (other than (x) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.04 and (y) Notes for which payment money has theretofore been deposited in trust or segregated and held in trust by the Trust and thereafter repaid to the Trust or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation and the Policy has terminated and been returned to the Note Insurer for cancellation and all amounts owing to the Note Insurer have been paid in full; or

                       (ii) all Notes not theretofore delivered to the
               Indenture Trustee for cancellation:

                              (A) have become due and payable,

                              (B) will become due and payable at their Final
                       Scheduled Payment Date within one (1) year, or

                              (C) are to be called for redemption within one
                       (1) year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Trust,

               and in the case of clauses (A), (B) or (C) above, the Trust, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due at their Final Scheduled Payment Date or Redemption Date (if the Notes shall have been called for redemption pursuant to Section 10.01(a) or
               (b)), as the case may be;

               (b) the Trust has paid or caused to be paid all amounts due the
        Note Insurer and the Indenture Trustee; and

               (c) the Trust has delivered to the Indenture Trustee and the
        Note Insurer an Officer's Certificate, an Opinion of Counsel and if required by the TIA, the Indenture Trustee or the Note Insurer an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.01(a) and each stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Indenture have been complied with.

               Notwithstanding anything herein to the contrary, in the event that the principal and/or interest due on the Notes or any other amounts payable by the Note Insurer pursuant to the terms of the Policy shall be paid by the
Note Insurer pursuant to the Policy, the Notes shall remain Outstanding for all purposes, not be defeased or otherwise satisfied and not be considered paid by the Trust, and the assignment and pledge of the Trust Estate and all covenants, agreements and other obligations of the Trust to the Noteholders shall continue to exist and shall run to the benefit of the Note Insurer, and the Note Insurer shall be subrogated to the rights of such Noteholders.

               Section 4.02 Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Note Paying Agent, as the Indenture Trustee may determine, to the Noteholders of the particular Notes for the payment or redemption of which such monies have been deposited in the Note Account by the Indenture Trustee.

               Section 4.03 Repayment of Monies Held by Note Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Note Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall immediately be paid to the Indenture Trustee to be held and applied according to Section 3.03 and thereupon such Note Paying Agent shall be released from all further liability with respect to such monies.

                                   ARTICLE V

                           EVENTS OF DEFAULT; REMEDIES

               Section 5.01 Events of Default. (a) The following occurrences shall constitute "Events of Default":

               (i) a default in the payment of the Interest Distribution Amount on any Payment Date and the continuance of such default for a period of five (5) days;

               (ii) a default in the payment in full of the Outstanding Note Principal Balance of the Notes on the Final Scheduled Payment Date;

               (iii) failure on the part of the Trust to pay interest at the Note Formula Capped Rate on any Payment Date;

               (iv) failure on the part of the Trust to perform in any material respect any covenant or agreement under the Indenture (other than a covenant covered by clause (i) and (ii) above) or the breach of a representation or warranty of the Trust, which continues for a period of thirty (30) days after notice thereof is given;

               (v) the Trust becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended; or

               (vi) the entry of a decree or order for relief by a court having jurisdiction in respect of the Trust, in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust, or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust and the continuance of any such decree or order unstayed and in effect for period of 60 consecutive days.

               (b) If an Event of Default as described in subsection (a) above shall have occurred and be continuing, with the prior written consent of the
Note Insurer, the Indenture Trustee may, and at the direction of the Note Insurer or of Noteholders representing not less than 51% of the Outstanding Note Principal Balance of the Notes (with the prior written consent of the Note Insurer), shall, declare the Notes to be immediately due and payable by a notice in writing to the Trust (and to the Indenture Trustee if given by Noteholders), and upon any such declaration such Notes, in an amount equal to the Outstanding Note Principal Balance of the Notes, together with accrued and unpaid interest thereon to the date of such acceleration, shall become immediately due and payable.

               (c) At any time after such a declaration of acceleration of maturity of the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee, the Note Insurer or the Noteholders representing at least 51% of the Outstanding Note Principal Balance of the Notes, with the prior written consent of the

Note Insurer, by written notice to the Trust and the Indenture Trustee, may direct the Indenture Trustee to rescind and annul such declaration and its consequences if:

               (i) the Trust has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                      (A) all payments of principal of, and interest on, all
               Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

                      (B) all sums paid or advanced by the Indenture Trustee
               hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel; and

               (ii) all Events of Default with respect to the Notes, other than the nonpayment of the principal of the Notes that have become due solely by such acceleration, have been cured or waived as provided in Section 5.19.

               No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

               Section 5.02 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee. Subject to the following sentence, if an Event of Default with respect the Notes occurs and is continuing, the Indenture Trustee may, with the prior written consent of the Note Insurer and shall, at the written direction of the Note Insurer, proceed to protect and enforce its rights and the rights of the Noteholders and the Note Insurer by any proceedings the Indenture Trustee deems appropriate to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or enforce any other proper remedy. Any proceedings brought by the Indenture Trustee on behalf of the Noteholders and the Note Insurer or any Noteholder against the Trust shall be limited to the preservation, enforcement and foreclosure of the liens, assignments, rights and security interests under the Indenture and no attachment, execution or other unit or process shall be sought, issued or levied upon any assets, properties or funds of the Trust, other than the Trust Estate. If there is a foreclosure of any such liens, assignments, rights and security interests under this Indenture, by private power of sale or otherwise, no judgment for any deficiency upon the indebtedness represented by the Notes may be sought or obtained by the Indenture Trustee or any Noteholder against the Trust. The Indenture Trustee shall be entitled to recover the costs and expenses expended by it pursuant to this Article V including reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel.

               Section 5.03 Remedies for Events of Default. If an Event of Default shall have occurred and be continuing and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee, at the written direction of the
Note Insurer shall, for the benefit of the Noteholders and the Note Insurer, do one or more of the following:

               (a) institute proceedings for the collection of all amounts then payable on the Notes, or under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Trust moneys adjudged due;

               (b) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

               (c) institute proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

               (d) exercise any remedies of a secured party under the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the Noteholders and the Note Insurer hereunder; and

               (e) refrain from selling the Trust Estate and apply all Monthly Remittance Amounts pursuant to Section 5.06.

               Section 5.04 Indenture Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, composition or other judicial Proceeding relative to the Trust upon any of the Notes or the property of the Trust, the Indenture Trustee (irrespective of (i) whether the Notes shall then be due and payable as therein expressed or by declaration or otherwise and (ii) whether the Indenture Trustee shall have made any demand on the Trust for the payment of any overdue principal or interest) shall, at the direction of the Note Insurer, be entitled and empowered, by intervention in such proceeding or otherwise to:

               (a) file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel) and of the Noteholders and the Note Insurer allowed in such proceeding, and

               (b) (i) collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, Indenture Trustee, liquidator, or sequestrator (or other similar official) in any such Proceeding is hereby authorized by each Noteholder and the Note Insurer to make such payments to the Indenture Trustee and (ii) in the event that the Indenture Trustee shall consent to the making of such payments directly to the Noteholders and the Note Insurer, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel.

               Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder or the Note Insurer any plan of reorganization, arrangement, adjustment or composition affecting any of the Notes or the rights of any Noteholder, or the Note Insurer, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder or the Note Insurer in any such Proceeding. Any plan of reorganization, arrangement, adjustment or composition relative to the Trust or any other obligor upon any of the Notes or the property of the Trust or of such obligor or their creditors and affecting the Notes or the rights of the Note Insurer under this Indenture or the Insurance Agreement must be acceptable to the Note Insurer and, as long as no Note Insurer Default exists and is continuing, the Note Insurer shall be entitled to exercise the voting rights of the Noteholders of the Notes regarding such plan, reorganization, arrangement, adjustment or composition.

               Section 5.05 Indenture Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or any of the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Indenture Trustee, at the direction of the Note Insurer, shall be brought in its own name as Indenture Trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Noteholders and the Note Insurer in respect of which such judgment has been recovered after payment of amounts required to be paid pursuant to Section 5.06(a).

               Section 5.06 Application of Money Collected. If any Notes have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded or annulled, any money collected by the Indenture Trustee with respect to the Notes pursuant to this Article V or otherwise and any other monies that may then be held or thereafter received by the Indenture Trustee as security for the Notes shall be applied in the following order, at the date or dates fixed by the Indenture Trustee and, in case of the payment of the entire amount due on account of principal of, and interest on, the Notes, upon presentation and surrender thereof:

               (a) to the Indenture Trustee and the Owner Trustee, any unpaid Indenture Trustee's Fees and unpaid Owner Trustee Fee, respectively, then due and any other amounts payable and due to the Indenture Trustee and the Owner Trustee under this Indenture and the Trust Agreement, including any costs or expenses incurred by it in connection with the enforcement of the remedies provided for in this Article V;

               (b) to the Note Insurer, any unpaid Premium Amount, then due and payable pursuant to the Insurance Agreement;

               (c) to the Master Servicer, any amounts required to pay the Master Servicer for any unpaid Servicing Fees then due and any other amounts payable and due to the Master Servicer;

               (d) to the payment of the Interest Distribution Amount then due and unpaid on the Notes through the day preceding the date upon which such payment is made;

               (e) to the payment of the Outstanding Note Principal Balance of the Notes;

               (f) to the payment of the Note Insurer, all amounts due pursuant to the Insurance Agreement;

               (g) to the Noteholders, the Available Funds Cap Carry-Forward Amount;

               (h) to the Master Servicer, any unreimbursed Servicing Advances, including Nonrecoverable Advances; and

               (i) to the Certificateholders, any amount remaining on deposit in the Note Account.

               Section 5.07 Limitation of Suits. No Noteholder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

               (a) the Noteholders of not less than 25% of the Outstanding Note Principal Balance of the Notes have made written request to the Indenture Trustee to institute such proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

               (b) such Noteholders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

               (c) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceedings;

               (d) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Noteholders of a majority of the Outstanding Note Principal Balance of the Notes; and

               (e) a Note Insurer Default shall have occurred and be continuing;

        it being understood and intended that no Noteholders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except in the manner herein provided.

               In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the Outstanding Note Principal Balance of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

               Section 5.08 Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, a Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

               Section 5.09 Restoration of Rights and Remedies. If the Controlling Party or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Trust, the Note Insurer, the Indenture Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee, the Note Insurer and the Noteholders shall continue as though no such proceeding had been instituted.

               Section 5.10 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Controlling Party or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

               Section 5.11 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee, the Controlling Party or any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee, the Note Insurer or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, the Note Insurer or by the Noteholders, as the case may be.

               Section 5.12 Control by Noteholders. If the Indenture Trustee is the Controlling Party, the Noteholders of a majority of the Outstanding Note Principal Balance of the Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee pursuant to Section 5.01 with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided, that

               (a) such direction shall not be in conflict with any rule of law or with this Indenture;

               (b) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;

        provided, however, that, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

               Section 5.13 Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by such Noteholder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by the Note Insurer, any Noteholder, or group of Noteholders, with the prior written consent of the Note Insurer, in each case holding in the aggregate more than 10% of the Outstanding Note Principal Balance of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

               Section 5.14 Waiver of Stay or Extension Laws. The Trust covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Trust (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

               Section 5.15 Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee, the Note Insurer or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee or the Note Insurer against the Trust or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Trust.

               Section 5.16 Performance and Enforcement of Certain Obligations.
(a) Promptly following a request from the Indenture Trustee (at the direction of the Note Insurer) to do so and at the Master Servicer's expense, the Trust agrees to take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Sponsor and the Master Servicer, as applicable, of each of their obligations to the Trust under or in connection with the Sale and Servicing Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Trust under or in connection with the Sale and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Sponsor or the Master Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Sponsor or the Master Servicer of each of their obligations under the Sale and Servicing Agreement.

               (b) If the Indenture Trustee is a Controlling Party and if an Event of Default has occurred and is continuing, the Indenture Trustee may, and, at the written direction of the Noteholders of at least 51% of the Outstanding Note Principal Balance of the Notes shall, exercise all rights, remedies, powers, privileges and claims of the Trust against the Sponsor or the Master Servicer under or in connection with the Sale and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Sponsor or the Master Servicer of each of their obligations to the Trust thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement, and any right of the Trust to take such action shall be suspended.

               Section 5.17 Subrogation. The Indenture Trustee shall receive as attorney-in-fact of each Noteholder any Insured Payment from the Note Insurer pursuant to the Policy. Any and all Insured Payments disbursed by the Indenture Trustee from claims made under the Policy shall not be considered payment by the Trust, and shall not discharge the obligations of the Trust with respect thereto. The Note Insurer shall, to the extent it makes any payment with respect to any Notes, become subrogated to the rights of the recipient of such payments to the extent of such payments. Subject to and conditioned upon any payment with respect to the Notes by or on behalf of the Note Insurer, the Indenture Trustee shall assign to the Note Insurer all rights to the payment of interest or principal with respect to the Notes which are then due for payment to the extent of all payments made by the Note Insurer. In addition to the rights of the Note Insurer set forth in Section 11.21, the Note Insurer may exercise any option, vote, right, power or the like with respect to the Notes to the extent that it has made payment pursuant to the Policy.

               Section 5.18 Preference Claims. (a) In the event that the Indenture Trustee has received a certified copy of an order of the appropriate court that any payment on a Note covered by the Policy has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Indenture Trustee shall so notify the Note Insurer, shall comply with the provisions of the Policy to obtain payment by the Note Insurer of such avoided payment, and shall, at the time it provides notice to the Note Insurer, notify Noteholders by mail that, in the event that any Noteholder's payment is so recoverable, such Noteholder will be entitled to payment pursuant to the terms of the Policy. The Indenture Trustee shall furnish to the Note Insurer at its written request, the requested records it holds in its possession evidencing the payments of principal of and interest on Notes, if any, which have been made by the Indenture Trustee and subsequently recovered from Noteholders, and the dates on which such payments were made. Pursuant to the terms of the Policy, the Note Insurer will make such payment on behalf of the Noteholder to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order (as defined in the Policy) and not to the Indenture Trustee or any Noteholder directly.

               (b) The Indenture Trustee shall promptly notify the Note Insurer of any proceeding or the institution of any action (of which the Indenture Trustee has actual knowledge) seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (a "Preference Claim") of any distribution made with respect to the Notes. Each Noteholder, by its purchase of Notes, and the Indenture Trustee hereby agree that so long as an Note Insurer Default shall not have occurred and be continuing, the Note Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedes or performance bond pending any such appeal at the expense of the Note Insurer, but subject to reimbursement as provided in the Insurance Agreement. In addition, and without limitation of the foregoing, as set forth in
Section 5.17, the Note Insurer shall be subrogated to, and each Noteholder and the Indenture Trustee hereby delegate and assign, to the fullest extent permitted by law, the rights of the Indenture Trustee and each Noteholder in the conduct of any proceeding with respect to a Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

               Section 5.19 Waiver of Past Defaults. The Note Insurer or the Noteholders representing at least 51% of the Outstanding Note Principal Balance of the Notes on the Record Date may on behalf of the Noteholders of all of the Notes, and with the consent of the Note Insurer, waive any past default hereunder with respect to the Notes and its consequences, except a default in the payment of principal or any installment of interest on any Note.

               Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                   ARTICLE VI

                              THE INDENTURE TRUSTEE

               Section 6.01 Duties of Indenture Trustee. (a) If a Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and the Operative Documents and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs; provided, however, that if the Indenture Trustee is acting as Master Servicer, it shall use the same degree of care and skill as is required of the Master Servicer under the Sale and Servicing Agreement.

               (b) Except during the continuance of an Event of Default:

               (i) The Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

               (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

               (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (i) this paragraph (c) does not limit the effect of paragraph
        (b) of this Section 6.01;

               (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

               (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.12; and

               (iv) the Indenture Trustee shall not be charged with knowledge of any failure by the Master Servicer to comply with the obligations of the Master Servicer referred to in clauses (i) and (ii) of Section 5.01(a) of the Sale and Servicing Agreement unless a Responsible Officer of the Indenture Trustee at the Corporate Trust Office obtains actual knowledge of such failure or occurrence or the Indenture Trustee receives written notice of such failure or occurrence from the Master Servicer, the Note Insurer or the Noteholders aggregating not less than 51% of the Outstanding Note Principal Balance of the Notes.

               (d) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Trust.

               (e) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it.

               (f) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.01 and to the provisions of the TIA.

               (g) The Indenture Trustee shall, upon two (2) Business Days' prior written notice to the Indenture Trustee, permit any representative of the
Note Insurer, during the Indenture Trustee's normal business hours, to examine all books of account, records, reports and other papers of the Indenture Trustee relating to the Notes, to make copies and extracts therefrom and to discuss the Indenture Trustee's affairs and actions, as such affairs and actions relate to the Indenture Trustee's duties with respect to the Notes, with the Indenture Trustee's officers and employees responsible for carrying out the Indenture Trustee's duties with respect to the Notes.

               (h) The Indenture Trustee shall, and hereby agrees that it will, perform all of the obligations and duties required of it under the Sale and Servicing Agreement.

               (i) The Indenture Trustee shall, and hereby agrees that it will, hold the Policy in trust, and will hold any proceeds of any claim on the Policy in trust solely for the use and benefit of the Noteholders.

               (j) In no event shall Bankers Trust Company of California, N.A., in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee under the Delaware Business Trust Statute, common law, or the Trust Agreement.

               Section 6.02 Rights of Indenture Trustee. (a) The Indenture Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

               (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer's Certificate or Opinion of Counsel.

               (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee.

               (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

               (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel selected by it with due care with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

               (f) The Indenture Trustee shall be under no obligation to institute, conduct or defend any litigation under this Indenture or in relation to this Indenture, at the request, order or direction of any of the Noteholders or the Controlling Party, pursuant to the provisions of this Indenture, unless such Noteholders or the Controlling Party shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; provided, however, that the Indenture Trustee shall, upon the occurrence of an Event of Default, Insurance Agreement Event of Servicing Termination or Event of Servicing Termination (that has not been cured or waived), exercise the rights and powers vested in it by this Indenture or the Sale and Servicing Agreement with reasonable care and skill.

               (g) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Note Insurer or by the Noteholders evidencing not less than 25% of the Outstanding Note Principal Balance of the Notes; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture or the Sale and Servicing Agreement, the Indenture Trustee may require indemnity reasonably satisfactory to it against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Person making such request, or, if paid by the Indenture Trustee shall be reimbursed by the Person making such request upon demand.

               (h) The Indenture Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as, and only to the extent that, the Indenture Trustee may be required to act as Master Servicer.

               Section 6.03 Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Trust or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Note Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

               Section 6.04 Indenture Trustee's Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Trust Estate or the Notes, it shall not be accountable for the Trust's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Trust in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

               Section 6.05 Notice of Defaults. If an Event of Default, an Event of Servicing Termination or any other default occurs and is continuing and if it is either known by, or written notice of the existence thereof has been delivered to, a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder and to the Note Insurer of such event within ten (10) days after such knowledge or notice occurs. Except in the case of a default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

               Section 6.06 Reports by Indenture Trustee to Noteholders. Upon written request, the Note Paying Agent or the Master Servicer shall on behalf of the Trust deliver to each Noteholder such information as may be reasonably required to enable such Noteholder to prepare its Federal and state income tax returns required by law.

               Section 6.07 Compensation and Indemnity. Pursuant to Section 8.06(b)(i) and subject to Section 6.18 herein, the Trust shall, or shall cause the Master Servicer to, pay to the Indenture Trustee, on each Payment Date, reasonable compensation for its services rendered hereunder. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Pursuant to Section 8.06(b)(xiii) herein, the Trust shall cause the Master Servicer to reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it in accordance with any provision of this Indenture (including the reasonable compensation and expenses and disbursements of any of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct. The Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall be indemnified by the Master Servicer pursuant to Section

4.05(b) of the Sale and Servicing Agreement and held harmless against any loss, liability, or expense incurred or paid to third parties in connection with the acceptance or administration of its trusts hereunder or the Notes, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Indenture Trustee's duties hereunder or by reason of reckless disregard of the Indenture Trustee's obligations and duties hereunder.

               Section 6.08 Replacement of Indenture Trustee. The Indenture Trustee may resign at any time by so notifying the Trust and the Note Insurer by written notice. Upon receiving such notice of resignation, the Sponsor, on behalf of the Trust, shall promptly appoint a successor Indenture Trustee (approved in writing by the Note Insurer, so long as such approval is not unreasonably withheld) by written instrument, in duplicate, one copy of such instrument shall be delivered to the resigning Indenture Trustee (who shall deliver a copy to the Master Servicer) and one copy to the successor Indenture Trustee. The Trust may (with the prior written consent of the Note Insurer) and, at the request of the Note Insurer, shall, remove the Indenture Trustee, if:

               (a) the Indenture Trustee fails to comply with Section 6.11;

               (b) a court having jurisdiction in the premises in respect of the Indenture Trustee in an involuntary case or proceeding under federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or similar official) for the Indenture Trustee or for any substantial part of the Indenture Trustee's property, or ordering the winding-up or liquidation of the Indenture Trustee's affairs;

               (c) an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law is commenced with respect to the Indenture Trustee and such case is not dismissed within 60 days;

               (d) the Indenture Trustee commences a voluntary case under any federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or other similar official) for the Indenture Trustee or for any substantial part of the Indenture Trustee's property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing; or

               (e) the Indenture Trustee otherwise becomes incapable or is prohibited by law from acting.

               If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Trust shall promptly appoint a successor Indenture Trustee acceptable to the Note Insurer. If the Trust fails to appoint such a successor Indenture Trustee, the Note Insurer may appoint a successor Indenture Trustee.

               A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, to the Note Insurer and to the Trust. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the retiring Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

               If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Trust or the Noteholders of a majority in Outstanding Note Principal Balance of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee acceptable to the Note Insurer.

               If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee acceptable to the Note Insurer.

               Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section 6.08 shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08.

               Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Trust's and the Master Servicer's indemnity obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee and the Master Servicer shall pay any amounts owing to the Indenture Trustee.

               Section 6.09 Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee.

               In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

               Section 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust may at the time be located, the Indenture Trustee with the consent of the Note Insurer shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust (including, for purposes of this Section 6.10, all or any part of the Trust Estate), and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders and the Note Insurer, such title to the Trust, or any part hereof, and, subject to the other provisions of this
Section 6.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under
Section 6.08. The Indenture Trustee shall remain primarily liable for the actions of any co-trustee.

               (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

               (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, including acts or omissions of predecessor or successor trustees; and

               (iii) the Indenture Trustee and the Master Servicer acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of an Event of Servicing Termination, the Indenture Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

               (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

               (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, dissolve, become insolvent, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

               Section 6.11 Eligibility: Disqualification. There shall at all times be a trustee hereunder which shall be a corporation or association organized and doing business under the laws of the United States of America or of any State authorized under such laws to exercise corporate trust powers, subject to supervision or examination by the United States of America or any such State having a rating or ratings acceptable to the Note Insurer or, in the event of an Note Insurer Default, the Sponsor and having (x) short-term, unsecured debt rated at least P-1 by Moody's (or such lower rating as may be acceptable to Moody's and the Note Insurer) and (y) a short-term deposit rating of at least A-1 from S&P (or such lower rating as may be acceptable to S&P and the Note Insurer). The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Indenture Trustee shall provide copies of such reports to the Note Insurer upon request. The Indenture Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Trust are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

               Section 6.12 Preferential Collection of Claims Against Trust. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

               Section 6.13 Appointment and Powers. Subject to the terms and conditions hereof, each of the Noteholders and the Note Insurer hereby appoints Bankers Trust Company of California, N.A. as the Indenture Trustee with respect to the Trust Estate, and Bankers Trust Company of California, N.A. hereby accepts such appointment and agrees to act as Indenture Trustee with respect to the Trust Estate for the Noteholders and the Note Insurer, to maintain custody and possession of such Trust Estate (except as otherwise provided hereunder) and to perform the other duties of the Indenture Trustee in accordance with the provisions of this Indenture and the other Operative Documents. Each Noteholder and the Note Insurer hereby authorizes the Indenture Trustee to take such action on its behalf, and to exercise such rights, remedies, powers and privileges hereunder, as the Controlling Party may direct and as are specifically authorized to be exercised by the Indenture Trustee by the terms hereof, together with such actions, rights, remedies, powers and privileges as are reasonably incidental thereto. The Indenture Trustee shall act upon and in compliance with the written instructions of the Controlling Party delivered pursuant to this Indenture promptly following receipt of such written instructions; provided, that the Indenture Trustee shall not act in accordance with any instructions (i) which are not authorized by, or in violation of the provisions of, this Indenture or (ii) for which the Indenture Trustee has not received reasonable indemnity. Receipt of such instructions shall not be a condition to the exercise by the Indenture Trustee of its express duties hereunder, except where this Indenture provides that the Indenture Trustee is permitted to act only following and in accordance with such instructions.

               Section 6.14 Performance of Duties. The Indenture Trustee shall have no duties or responsibilities except those expressly set forth in this Indenture and the other Operative Documents to which the Indenture Trustee is a party or as directed by the Controlling Party in accordance with this Indenture. The Indenture Trustee shall not be required to take any discretionary actions hereunder except at the written direction of the Controlling Party and with the indemnification described in Section 6.07. The Indenture Trustee shall, and hereby agrees that it will, perform all of the duties and obligations required of it under the Sale and Servicing Agreement.

               Section 6.15 Limitation on Liability. Neither the Indenture Trustee nor any of its directors, officers, employees and agents shall be liable for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, except that the Indenture Trustee shall be liable for its negligence, bad faith or willful misconduct; nor shall the Indenture Trustee be responsible for the validity, effectiveness, value, sufficiency or enforceability against the Trust of this Indenture or any of the Trust Estate (or any part thereof).

               Section 6.16 Reliance Upon Documents. In the absence of negligence, bad faith or willful misconduct on its part, the Indenture Trustee shall be entitled to rely on any communication, instrument, paper or other document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons and shall have no liability in acting, or omitting to act, where such action or omission to act is in reasonable reliance upon any statement or opinion contained in any such document or instrument.

               Section 6.17 Representations and Warranties of the Indenture Trustee. The Indenture Trustee represents and warrants to the Trust and to each Noteholder and the Note Insurer as follows:

               (a) Due Organization. The Indenture Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States and is duly authorized and licensed under applicable law to conduct its business as presently conducted.

               (b) Corporate Power. The Indenture Trustee has all requisite right, power and authority to execute and deliver this Indenture and to perform all of its duties as the Indenture Trustee hereunder.

               (c) Due Authorization. The execution and delivery by the Indenture Trustee of this Indenture and the other Operative Documents to which it is a party, and the performance by the Indenture Trustee of its duties hereunder and thereunder, have been duly authorized by all necessary corporate proceedings, are required for the valid execution and delivery by the Indenture Trustee, or the performance by the Indenture Trustee, of this Indenture and such other Operative Documents.

               (d) Valid and Binding Indenture. The Indenture Trustee has duly executed and delivered this Indenture and each other Operative Document to which it is a party, and each of this Indenture and each such other Operative Document constitutes the legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

               Section 6.18 Waiver of Setoffs. The Indenture Trustee hereby expressly waives any and all rights of setoff that the Indenture Trustee may otherwise at any time have under applicable law with respect to any Account and agrees that amounts in the Accounts shall at all times be held and applied solely in accordance with the provisions hereof.

               Section 6.19 Control by the Controlling Party. The Indenture Trustee shall comply with notices and instructions given by the Trust or the Noteholders only if accompanied by the written consent of the Controlling Party.

               Section 6.20 Indenture Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Indenture Trustee shall be brought in its own name or in its capacity as Indenture Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Noteholders and the Note Insurer in respect of which such judgment has been recovered.

               Section 6.21 Suits for Enforcement. In case an Event of Servicing Termination or other default by the Master Servicer or the Sponsor hereunder or under the other Operative Documents shall occur and be continuing, the Indenture Trustee, if the Controlling Party has given its prior written consent, may proceed to protect and enforce its rights and the rights of the Noteholders and the Note Insurer under this Indenture by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the enforcement of any other legal, equitable or other remedy, as the Indenture Trustee, being advised by counsel selected by it with due care, shall deem most effectual to protect and enforce any of the rights of the Indenture Trustee, the Note Insurer and the Noteholders.

               Section 6.22 Mortgagor Claims. In connection with any offset defenses, or affirmative claim for recovery, asserted in legal actions brought by Mortgagors under one or more Mortgage Loans based upon provisions therein or upon other rights or remedies arising from any requirements of law applicable to the Mortgage Loans:

               (a) The Indenture Trustee is the holder of the Mortgage Loans only as trustee on behalf of the holders of the Notes, and not as a principal or in any individual or personal capacity.

               (b) The Indenture Trustee shall not be personally liable for, or obligated to pay Mortgagors, any affirmative claims asserted thereby, or responsible to holders of the Notes for any offset defense amounts applied against Mortgage Loan payments, pursuant to such legal actions.

               (c) The Indenture Trustee will pay, solely from available Trust money, affirmative claims for recovery by Mortgagors only pursuant to final judicial orders or judgments, or judicially-approved settlement agreements, resulting from such legal actions against the Trust.

               (d) The Indenture Trustee will comply with judicial orders and judgments which require its actions or cooperation in connection with Mortgagors' legal actions to recover affirmative claims against holders of the Notes.

               (e) The Indenture Trustee will cooperate with and assist the Master Servicer, the Sponsor, the Note Insurer or the Noteholders in their defense of legal actions by Mortgagors to recover affirmative claims if such cooperation and assistance is not contrary to the interests of the Indenture Trustee as a party to such legal actions and if the Indenture Trustee is satisfactorily indemnified for all liability, costs and expenses arising therefrom.

               (f) The Trust hereby agrees to cause the Master Servicer to indemnify, hold harmless and defend the Indenture Trustee from and against any and all liability, loss, costs and expenses of the Indenture Trustee resulting from any affirmative claims for recovery asserted or collected by Mortgagors under the Mortgage Loans and such amounts shall not be a responsibility of the Trust.

                                  ARTICLE VII

                         NOTEHOLDERS' LISTS AND REPORTS

               Section 7.01 Trust to Furnish to Indenture Trustee Names and Addresses of Noteholders. The Trust will furnish or cause to be furnished to the Indenture Trustee (a) not more than five (5) days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date, (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Trust of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished. The Indenture Trustee or, if the Indenture Trustee is not the Note Registrar, the Trust shall furnish to the Note Insurer or the Trust in writing upon their written request and at such other times as the Note Insurer or the Trust may request a copy of the list.


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
               Section 7.02 Preservation of Information; Communications to Noteholders. (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in
Section 7.01 and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

               (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

               (c) The Trust, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

               Section 7.03 Reports by Trust. (a) The Trust shall:

               (i) file with the Indenture Trustee, within fifteen (15) days after the Trust is required to file the same with the Commission, copies of the annual reports and copies of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Trust may be required to file with the Commission pursuant to
        Section 13 or 15(d) of the Exchange Act;

               (ii) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Trust with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

               (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Trust pursuant to clauses (i) and (ii) of this Section 7.03(a) as may be required by rules and regulations prescribed from time to time by the Commission.

               (b) Unless the Trust otherwise determines, the fiscal year of the Trust shall end on December 31 of each year.

               Section 7.04 Reports by Indenture Trustee. If required by TIA
Section 313(a), within 60 days after each December 31, beginning with December 31, 2000, the Indenture Trustee shall mail to each Noteholder as required by TIA
Section 313(c) a brief report dated as of such date that complies with TIA
Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

               A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Trust shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.


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
                                  ARTICLE VIII

                            PAYMENTS AND STATEMENTS;
                      ACCOUNTS, DISBURSEMENTS AND RELEASES

               Section 8.01 Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture and the Sale and Servicing Agreement. The Indenture Trustee shall apply all such money received by it as provided in this Indenture and the Sale and Servicing Agreement. Except as otherwise expressly provided in this Indenture or in the Sale and Servicing Agreement, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may, with the prior written consent of the Note Insurer, and shall, at the direction of the Note Insurer, take such action (after the applicable cure period) as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

               Section 8.02 Release of Trust Estate. (a) Subject to Section 8.11 and the payment of its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the Trust and the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture or the Sale and Servicing Agreement. No party relying upon an instrument executed by the Indenture Trustee as provided in this
Article VIII shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

               (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due the Indenture Trustee pursuant to Section
6.07 and all Reimbursement Amounts due to the Note Insurer pursuant to the Insurance Agreement have been paid and confirmed in writing by the Note Insurer, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture and release to the Trust or any other Person entitled thereto any funds then on deposit in the Accounts. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.02(b) only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.01.

               (c) Notwithstanding the foregoing, the Indenture Trustee shall release Mortgage Loans from the lien of this Indenture pursuant to the Sale and Servicing Agreement.

               Section 8.03 Establishment of Accounts. The Sponsor shall cause to be established at a Designated Depository Institution, and the Indenture Trustee shall maintain, the Note Account, the Pre-Funding Account and the Capitalized Interest Account, each to be held by the Indenture Trustee in the name of the Trust, for the benefit of the Noteholders and the Note Insurer, as their interests may appear.

               Section 8.04 The Policy. (a) On or before each Determination Date the Indenture Trustee shall calculate the Deficiency Amount, if any, with respect to the immediately following Payment Date.

               (b) If the Indenture Trustee determines pursuant to paragraph (a) above that a Deficiency Amount would exist, the Indenture Trustee shall complete a Notice in the form of Exhibit A to the Policy and submit such notice to the
Note Insurer no later than 12:00 p.m., New York City time on the second Business Day preceding such Payment Date as a claim for a payment in an amount equal to the Deficiency Amount.

               (c) Upon receipt of payments made pursuant to the Policy from the
Note Insurer on behalf of Noteholders, the Indenture Trustee shall deposit such payments in the Note Account and shall distribute such payments, or the proceeds thereof, in accordance with Section 8.06(b) to the Noteholders.

               (d) The Indenture Trustee shall (i) receive payments made pursuant to a Policy as attorney-in-fact of each Noteholder receiving any Insured Payment from the Note Insurer and (ii) disburse such Insured Payment to the Noteholders as set forth in Section 8.06(b) hereof. The Note Insurer shall be entitled to receive the Reimbursement Amount pursuant to Section 8.06(b)(viii) with respect to each Insured Payment made by the Note Insurer. The Indenture Trustee hereby agrees on behalf of each Noteholder and the Trust for the benefit of the Note Insurer that it recognizes that to the extent the Note Insurer makes payments pursuant to a Policy, either directly or indirectly (as by paying through the Indenture Trustee), to the Noteholders, the Note Insurer will be subrogated to the Noteholders and entitled to receive such Reimbursement Amount.

               Section 8.05 Pre-Funding Account and Capitalized Interest Account. (a) On the Closing Date, the Indenture Trustee will deposit from the proceeds of the sale of the Notes, on behalf of the Noteholders and the Note Insurer, (x) to the Pre-Funding Account, the Original Pre-Funded Amount and (y) to the Capitalized Interest Account, the Capitalized Interest Account Deposit.

               (b) On each Subsequent Transfer Date, the Sponsor shall instruct the Indenture Trustee to withdraw from the Pre-Funding Account an amount equal to 96.25% of the aggregate Loan Balances of the Subsequent Mortgage Loans transferred to the Trust on such Subsequent Transfer Date and pay such amount to or upon the order of the Sponsor upon satisfaction of the conditions set forth in Section 2.04 of the Sale and Servicing Agreement with respect to such transfer.

               (c) On each Payment Date occurring during the Pre-Funding Period, the Indenture Trustee shall transfer from the Pre-Funding Account to the Note Account, the Pre-Funding Earnings, if any, for each such Payment Date.

               (d) On each Payment Date during the Pre-Funding Period, the Indenture Trustee shall transfer from the Capitalized Interest Account to (x) the Note Account, the Capitalized Interest Requirement, if any, for each such Payment Date and (y) the Master Servicer or its designee, any investment earnings with respect to amounts on deposit in the Capitalized Interest Account.

               (e) On the Payment Date immediately following the end of the Pre-Funding Period, any amounts remaining in the Capitalized Interest Account after taking into account the transfers on such Payment Date described in clause
(d) above shall be paid to the holders of the Certificates, and the Capitalized Interest Account shall be closed.

               (f) On the Payment Date immediately following the end of the Pre-Funding Period, the Sponsor shall instruct the Indenture Trustee to withdraw from the Pre-Funding Account and deposit to the Note Account any amounts remaining on deposit in the Pre-Funding Account on such Payment Date for distribution in accordance with Section 8.06(vii).

               Section 8.06 Flow of Funds. (a) The Indenture Trustee shall deposit to the Note Account, without duplication, upon receipt, (x) on each Remittance Date, (A) the proceeds of any liquidation of the assets of the Trust Estate and (B) the Monthly Remittance Amount remitted by the Master Servicer or any Sub-Servicer, together with any Substitution Amounts and any Loan Purchase Prices received by the Indenture Trustee, (y) on the Payment Dates occurring during the Pre-Funding Period, (A) the Pre-Funding Earnings transferred by the Indenture Trustee on such Payment Dates pursuant to Section 8.05(c) and (B) the Capitalized Interest Requirement to be transferred on such Payment Dates from the Capitalized Interest Account pursuant to Section 8.05(d) (collectively, the "Total Available Funds"), and (z) on the Payment Date immediately following the end of the Pre-Funding Period, the amount, if any, to be transferred on such Payment Date from the Pre-Funding Account pursuant to Section 8.05(f). The Indenture Trustee shall also deposit to the Note Account, upon receipt, any Insured Payments made pursuant to the Policy.

               (b) Subject to any superseding provisions of clause (c) below, on each Payment Date, the Indenture Trustee shall make the following allocations, disbursements and transfers from amounts then on deposit in the Note Account (other than funds on deposit in the Note Account relating to Insured Payments, which amounts shall be applied only to the payments specified in clauses (iv) and (vi) and, in the case of the Final Scheduled Payment Date, clause (v) below) in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

               (i) first, to the Indenture Trustee, the Indenture Trustee's Fee then due and to the Owner Trustee, the Owner Trustee's Fee then due;

               (ii) second, to the Note Insurer, the Premium Amount then due to the Note Insurer;

               (iii) third, to the Master Servicer, an amount equal to any previously unreimbursed Servicing Fees then due to it not theretofore received by the Master Servicer pursuant to Section 4.08(c)(i) of the Sale and Servicing Agreement, as reported by the Master Servicer to the Indenture Trustee;

               (iv) fourth, to the Noteholders, the Interest Distribution Amount for such Payment Date;

               (v) fifth, to the Noteholders, as a distribution of principal, the Scheduled Principal Distribution Amount for such Payment Date;

               (vi) sixth, to the Noteholders, as a distribution of principal, the Overcollateralization Deficit for such Payment Date;

               (vii) seventh, if such Payment Date is the Payment Date following the end of the Pre-Funding Period, to the Noteholders, as a distribution of principal, any amount remaining on deposit in the Pre-Funding Account;

               (viii) eighth, to the Note Insurer, the Reimbursement Amount, if any, then due to it;

               (ix) ninth, to the Noteholders, as a distribution of principal, an amount up to the Accelerated Principal Payment;

               (x) tenth, to the Noteholders, the amount of any Available Funds Cap Carry-Forward Amount for such Payment Date;

               (xi) eleventh, to the Master Servicer, to the extent of any unreimbursed Delinquency Advances, unreimbursed Servicing Advances, including Nonrecoverable Delinquency Advances and Nonrecoverable Servicing Advances, and accrued and unpaid Servicing Fees as of such Payment Date;

               (xii) twelfth, to the Indenture Trustee and the Owner Trustee, to the extent of any unreimbursed expenses owed to each of them;

               (xiii) thirteenth, to the Certificateholders, any Overcollateralization Reduction Amount; and

               (xiv) fourteenth, to the Certificateholders, any amount remaining on deposit in the Note Account.

               (c) On any Payment Date during the continuance of any Note Insurer Default, no Premium Amount shall be paid to the Note Insurer (unless the Note Insurer or its custodian, trustee, agent, receiver, custodian, or similar official continues to make payments required under the Policy) and any amounts otherwise payable to the Note Insurer as Premium Amounts shall be retained in the Note Account but segregated from Total Available Funds on deposit in the Note Account. On any Payment Date wherein such Note Insurer Default has been cured, the Premium Amount shall be paid to the Note Insurer.

               Section 8.07 Investment of Accounts. (a) So long as no event described in Section 5.01(a) or (b) of the Sale and Servicing Agreement shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of the Accounts (excluding investment earning thereon) held by the Indenture Trustee shall be invested and reinvested by the Indenture Trustee in the name of the Indenture Trustee for the benefit of the Noteholders and the Note Insurer, as directed in writing by the Master Servicer, in one or more Eligible Investments bearing interest or sold at a discount. During the continuance of an event described in Section 5.01(a) or
(b) of the Sale and Servicing Agreement and following any removal of the Master Servicer, the Note Insurer may direct such investments. No investment in any Account shall mature later than the Business Day immediately preceding the next Payment Date.

               (b) If any amounts are needed for disbursement from any Account held by the Indenture Trustee and sufficient uninvested funds are not available to make such disbursement, the Indenture Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. No investments will be liquidated prior to maturity unless the proceeds thereof are needed for disbursement.

               (c) The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Indenture Trustee resulting from any loss on any Eligible Investment included therein (except in its capacity as obligor on any such investment) but shall be liable for loss of investment earnings if the funds held in the Accounts are not invested in accordance with this Indenture.

               (d) The Indenture Trustee shall hold funds in the Accounts held by the Indenture Trustee in Eligible Investments specified in Section 8.08(i) upon the occurrence of either of the following events:

               (i) the Master Servicer or the Note Insurer shall have failed to give investment directions to the Indenture Trustee; or

               (ii) the Master Servicer or the Note Insurer shall have failed to give investment directions to the Indenture Trustee by 5:00 p.m. California time (or such other time as may be agreed by the Master Servicer and the Indenture Trustee) on the Business Day prior to receipt of such funds. Any investment earnings on funds held in the Note Account and the Capitalized Interest Account shall be for the account of the Master Servicer and may only be withdrawn from the Note Account by the Indenture Trustee to be remitted to the Master Servicer on each respective Payment Date. Any references herein to amounts on deposit in the Note Account and the Capitalized Interest Account shall refer to amounts net of such investment earnings. The Master Servicer shall deposit the amount of any investment losses immediately into the Note Account and the Capitalized Interest Account as realized.

               Section 8.08 Eligible Investments. The following are "Eligible Investments":

               (a) Direct general obligations of the United States or the obligations of any agency or instrumentality of the United States fully and unconditionally guaranteed, the timely payment or the guarantee of which constitutes a full faith and credit obligation of the United States.

               (b) Federal Housing Administration debentures.

               (c) Freddie Mac participation certificates and senior debt obligations.

               (d) Federal Home Loan Banks' consolidated senior debt obligations.

               (e) Fannie Mae mortgage backed securities (other than stripped mortgage securities which are valued greater than par on the portion of unpaid principal) and senior debt obligations.

               (f) Federal funds, certificates of deposit, time and demand deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated "A-1" or better by S&P and "P-1" by Moody's.

               (g) Investment agreements approved by the Note Insurer; provided, that:

                      (i) the agreement is with a bank or insurance company
               which has an unsecured, uninsured and unguaranteed obligation (or claims-paying ability) rated "Aa2" or better by Moody's and "AA" or better by S&P, or is the lead bank of a parent bank holding company with an uninsured, unsecured and unguaranteed obligation meeting such rating requirements, and

                      (ii) monies invested thereunder may be withdrawn without
               any penalty, premium or charge upon not more than one day's notice (provided such notice may be amended or canceled at any time prior to the withdrawal date), and

                      (iii) the agreement is not subordinated to any other
               obligations of such insurance company or bank, and

                      (iv) the same guaranteed interest rate will be paid on
               any future deposits made pursuant to such agreement, and

                      (v) the Indenture Trustee and the Note Insurer receive
               an opinion of counsel that such agreement is an enforceable obligation of such insurance company or bank.

               (h) Commercial paper (having original maturities of not more than 365 days) rated "A-1" or better by S&P and "P-1" or better by Moody's.

               (i) Investments in money market funds rated "AAAm" or "AAAm-G" by S&P and "Aaa" or "P-1" by Moody's.

               (j) Investments approved in writing by the Note Insurer and acceptable to Moody's and S&P;

        provided, that no instrument described above is permitted to evidence either the right to receive (a) only interest with respect to obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and, provided, further, that no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

               Section 8.09 Reports by Indenture Trustee. (a) On each Payment Date, the Indenture Trustee shall provide to each Noteholder, to the Master Servicer, to the Note Insurer, to the Representative, to the Sponsor and to each Rating Agency a written report in substantially the form set forth as Exhibit C hereto, as such form may be revised by the Indenture Trustee and the Master Servicer from time to time, but in every case setting forth the following information:

               (i) the amount of the distribution with respect to the Notes;

               (ii) the amount of such distributions allocable to principal, separately identifying the aggregate amount of any Prepayments or other unscheduled recoveries of principal included therein;

               (iii) the amount of such distributions allocable to interest;

               (iv) the Available Funds Cap Carry-Forward Amount;

               (v) the Outstanding Note Principal Balance of the Notes as of such Payment Date, together with the principal amount of the Notes (based on a Note in an original principal amount of $1,000) then outstanding, in each case after giving effect to any payment of principal on such Payment Date;

               (vi) any Insured Amount included in the amounts distributed in respect of the Notes;

               (vii) the aggregate Loan Balance of all Mortgage Loans after giving effect to any payment of principal on such Payment Date;

               (viii) information furnished by the Sponsor pursuant to Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Owners in computing their market discount;

               (ix) the total of any Substitution Amounts and any Loan Purchase Prices amounts included in such distribution;

               (x) the weighted average Coupon Rate of the Mortgage Loans;

               (xi) the Overcollateralization Amount after giving effect to any payment of principal on such Payment Date;

               (xii) the aggregate Loan Balances of all Mortgage Loans that were repurchased during the related Remittance Period and any repurchases pursuant to Section 4.10 of the Sale and Servicing Agreement;

               (xiii) the amounts, if any, of any Realized Losses for the related Remittance Period and the preceding six (6) Remittance Periods;

               (xiv) the amount on deposit in the Pre-Funding Account and the Capitalized Interest Account;

               (xv) the amount of Pre-Funding Earnings;

               (xvi) a number with respect the Notes (the "Pool Factor") computed by dividing the Note Principal Balance of the Notes (after giving effect to any distribution of principal to be made on such Payment Date) by the Note Principal Balance of the Notes on the Closing Date;

               (xvii) whether a Servicer Termination Loss Trigger has occurred, as such terms are defined in the Insurance Agreement.

               Items (i) through (iii) above shall be presented on the basis of a Note having a $1,000 denomination. In addition, by January 31 of each calendar year following any year during which the Notes are outstanding, the Indenture Trustee shall furnish a report to each Note Owner of record at any time during each calendar year as to the aggregate of amounts reported pursuant to (i), (ii) and (iii) with respect to the Notes for such calendar year. If the Notes are in book-entry form, DTC will supply such reports to the Note Owners as are in accordance with its procedures.

               (b) In addition, on each Payment Date the Indenture Trustee will distribute to each Note Owner, to the Note Insurer, to the Representative, to the Master Servicer, to the Sponsor and to each Rating Agency, together with the information described in subsection (a) preceding, the following information with respect to the Mortgage Loans as of the close of business on the last Business Day of the related Remittance Period, which is hereby required to be prepared by the Master Servicer and furnished to the Indenture Trustee for such purpose on or prior to the related Remittance Date:

               (i) the total number and aggregate Loan Balances of Mortgage Loans and the percentage (based on the aggregate Loan Balances) of the aggregate Loan Balances of such Mortgage Loans which are (a) 30-59 days Delinquent, (b) 60-89 days Delinquent and (c) 90 or more days Delinquent;

               (ii) the number, aggregate Loan Balances and percentage (based on the aggregate Loan Balances of the Mortgage Loans) of all Mortgage Loans in foreclosure proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

               (iii) the number, aggregate Loan Balances and percentage (based on the aggregate Loan Balances of the Mortgage Loans) of all Mortgage Loans relating to Mortgagors in bankruptcy proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

               (iv) the number, aggregate Loan Balances and percentage (based on the aggregate Loan Balances of the Mortgage Loans) of all Mortgage Loans relating to REO Properties (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i)); and

               (v) the book value of any REO Property.

               (c) The Sponsor and the Master Servicer, on behalf of Noteholders and the Trust (the "Trust Parties") hereby authorize the Indenture Trustee to include the information, excluding any information relating to the fees or amounts due to the Note Insurer, contained in reports provided to the Note Insurer or the Indenture Trustee by the Master Servicer hereunder and, if so directed by an Authorized Officer of the Sponsor in writing to the Indenture Trustee, the monthly report to the Note Owners prepared by the Indenture Trustee (the "Information") on The Bloomberg, an on-line computer based on-line information network maintained by Bloomberg L.P. ("Bloomberg") or on any other on-line computer based on-line information network or service ("Information Network"), or in other electronic or print information services deemed acceptable by the Sponsor or the Master Servicer as designated in writing to the Indenture Trustee by an Authorized Officer of the Master Servicer. The Trust Parties agree not to commence any actions or proceedings, or otherwise assert any claims, against the Indenture Trustee or its affiliates or any of the Indenture Trustee's or its affiliates' respective agents, representatives, directors, officers or employees (collectively, the "Designated Parties"), arising out of, or related to or in connection with the dissemination and/or use of any Information by the Indenture Trustee, including, but not limited to, claims based on allegations of inaccurate or incomplete information by the Indenture Trustee to Bloomberg or to any Information Network or otherwise (other than in connection with the Indenture Trustee's negligence or willful misconduct). The Trust Parties waive their rights to assert any such claims against the Designated Parties and fully and finally release the Designated Parties from any and all such claims, demands, obligations, actions and liabilities (other than in connection with such Designated Parties' negligence or willful misconduct). The Indenture Trustee makes no representations or warranties, expressed or implied, of any kind whatsoever with respect to the accuracy, adequacy, timeliness, completeness, merchantability or fitness for any particular purpose of any Information in any form or manner. The covenants and obligations of the Trust Parties under this Section 8.09(c) shall be irrevocable and shall survive the termination of this Indenture.

               Section 8.10 Additional Reports by Trustee. (a) The Indenture Trustee shall report to the Sponsor, the Note Insurer and the Master Servicer with respect to the amount then held in each Account (including investment earnings accrued or scheduled to accrue) held by the Indenture Trustee and the identity of the investments included therein, as the Sponsor, the Master Servicer or the Note Insurer may from time to time request. Without limiting the generality of the foregoing, the Indenture Trustee shall, at the request of the Sponsor, the Master Servicer or the Note Insurer, transmit promptly to the Sponsor, the Note Insurer and the Master Servicer copies of all accounting of receipts in respect of the Mortgage Loans furnished to it by the Master Servicer and shall notify the Sponsor, the Note Insurer and the Master Servicer if any such receipts have not been received by the Indenture Trustee.

               (b) The Indenture Trustee shall immediately report to the Note Insurer, Sponsor and Master Servicer with respect to its actual knowledge, without independent investigation, of any breach of any of the representations or warranties relating to individual Mortgage Loans set forth in the Mortgage Loan Transfer Agreement or in Section 3.03(a) the Sale and Servicing Agreement.

               Section 8.11 Opinion of Counsel. The Indenture Trustee shall receive at least seven (7) days' notice when requested by the Trust to take any action pursuant to Section 8.02(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require as a condition to such action, an Opinion of Counsel, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders or the Note Insurer in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

               Section 9.01 Supplemental Indentures Without Consent of Noteholders. (a) Without the consent of the Noteholders but with the prior written consent of the Note Insurer (as evidenced to the Indenture Trustee), the Trust and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee and the Note Insurer, for any of the following purposes:

               (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

               (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Trust, and the assumption by any such successor of the covenants of the Trust herein and in the Notes contained;

               (iii) to add to the covenants of the Trust, for the benefit of the Noteholders and the Note Insurer, or to surrender any right or power herein conferred upon the Trust;

               (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

               (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not (1) adversely affect the interests of the Noteholders or (2) result in a reduction of the then current rating on the Notes;

               (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

               (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

               The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

               (b) The Trust and the Indenture Trustee, when authorized by an Issuer Order, may, without the consent of any of the Noteholders but with the prior written consent of the Note Insurer, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that such action shall not (1) reduce the then current rating on the Notes or (2) as evidenced by an Opinion of Counsel addressed to the Note Insurer and the Indenture Trustee, materially and adversely affect the interests of any Noteholder.

               Section 9.02 Supplemental Indentures with Consent of Noteholders. The Trust and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies, with the prior written consent of the Note Insurer and with the consent of the Noteholders of at least 51% of the Outstanding Note Principal Balance of the Notes, by Act of such Noteholders delivered to the Trust and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that, subject to the express rights of the Note Insurer under the Operative Documents, no such supplemental indenture shall, without the consent of the Noteholder of each Outstanding Note affected thereby:

               (a) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provision of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable;

               (b) impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

               (c) reduce the percentage of the Outstanding Note Principal Balance of the Notes, the consent of the Noteholders of which is required for any such supplemental indenture, or the consent of the Noteholders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

               (d) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

               (e) reduce the percentage of the Outstanding Note Principal Balance of the Notes required to direct the Indenture Trustee to direct the Trust to sell or liquidate the Trust Estate pursuant to Section 5.03;

               (f) modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the other Operative Documents cannot be modified or waived without the consent of the Noteholder of each Note affected thereby;

               (g) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

               (h) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein or in any of the other Operative Documents, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Noteholder of any Note of the security provided by the lien of this Indenture.

               The Indenture Trustee may determine whether or not any Notes would be adversely affected by any supplemental indenture upon receipt of an Opinion of Counsel to that effect and any such determination shall be conclusive upon all Noteholders, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

               It shall not be necessary for any Act of Noteholders under this
Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

               Promptly after the execution by the Trust and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Noteholders to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture

Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

               Section 9.03 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel (and, if requested, an Officer's Certificate) stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

               Section 9.04 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Trust and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

               Section 9.05 Conformity With Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this
Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

               Section 9.06 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Trust or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Trust, to any such supplemental indenture may be prepared and executed by the Trust and authenticated and delivered by the Indenture Trustee in exchange for the Notes.

                                   ARTICLE X

                               REDEMPTION OF NOTES

               Section 10.01 Redemption. (a) The Notes are subject to redemption following the later of (A) the Payment Date following payment in full of all amounts owing to the Note Insurer and (B) the earliest of (i) the transfer, under the conditions specified in Section 10.01(b), to the Master Servicer or any Master Servicer Affiliate of the Trust Estate, (ii) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (including, without limitation, the disposition of the Mortgage Loan pursuant to Section 5.03) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (iv) the Final Scheduled Payment Date; provided, however, that (x) no such redemption shall occur unless all amounts due and owing to the Note Insurer as a Reimbursement Amount have been paid and (y) in no event shall the trust created hereby continue beyond the expiration of 21 years from the date of death of the last surviving descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. Upon termination in accordance with clause (B)(i) of this Section 10.01(a), the Indenture Trustee shall execute such documents and instruments of transfer presented by the Sponsor, in each case without recourse, representation or warranty, and take such other actions as the Sponsor may reasonably request to effect the transfer of the Mortgage Loan to the Sponsor.

               (b) The Notes shall be subject to optional redemption by the Master Servicer or any Master Servicer Affiliate on any Payment Date after the Payment Date on which the Note Principal Balance has been reduced to an amount less than or equal to 10% of the Original Note Principal Balance and all amounts due and owing to the Note Insurer as a Reimbursement Amount have been paid. Such transfer shall only be permitted if the party exercising such option delivers to the Indenture Trustee an amount equal to the sum of the Outstanding Note Principal Balance of the Notes and accrued and unpaid interest thereon (including any Available Funds Cap Carry Forward Amounts) at the Note Formula Rate through the day preceding the final Payment Date plus all Reimbursement Amounts (the "Redemption Price"). In connection with such purchase, the Master Servicer shall remit to the Indenture Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Note Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

               (c) Promptly following any such purchase, the Indenture Trustee will release the Mortgage Files to the Master Servicer, or otherwise upon its order, in a manner similar to that described in Section 4.14 of the Sale and Servicing Agreement.

               (d) If the Notes are to be redeemed pursuant to this Section 10.01, the Master Servicer or the Trust shall furnish notice of such election to the Indenture Trustee not later than 15 days prior to the Redemption Date and the Trust shall deposit with the Indenture Trustee in the Note Account the Redemption Price of the Notes not less than three (3) Business Days prior to the Redemption Date whereupon all such Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.02.

               Section 10.02 Surrender of Notes. (a) Notice of any termination, specifying the Payment Date (which shall be a date that would otherwise be a Payment Date) upon which the Noteholders may surrender their Notes to the Indenture Trustee for payment of the final distribution and cancellation, shall be given promptly by the Indenture Trustee (upon receipt of written directions from the Sponsor, if the Sponsor is exercising its right to transfer of the Mortgage Loans, given not later than the first day of the month preceding the month of such final distribution) to the Note Insurer and to the Master Servicer and by letter to Noteholders mailed not earlier than the 1st day and not later than the 10th day of the month of such final distribution specifying (i) the Payment Date upon which final distribution of the Notes will be made upon presentation and surrender of the Notes at the office or agency of the Indenture Trustee therein designated, (ii) the amount of any such final distribution and
(iii) that the Record Date otherwise applicable to such Payment Date is not applicable, distributions being made only upon presentation and surrender of the Notes at the office or agency of the Indenture Trustee therein specified.


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
               (b) Any money held by the Indenture Trustee in trust for the payment of any amount due with respect to any Note and remaining unclaimed by the related Noteholder for the period then specified in the escheat laws of the State of New York after such amount has become due and payable shall be discharged from such trust and be paid first, to the Note Insurer on account of any Reimbursement Amounts, and second, to the Certificateholders; and such Noteholder shall thereafter, as an unsecured general creditor, look only to the Certificateholders for payment thereof (but only to the extent of the amounts so paid to the Note Insurer or the Certificateholders), and all liability of the Indenture Trustee with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee, before being required to make any such payment, shall at the expense of the Trust cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed and that, after a date specified therein, which shall be not fewer than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Note Insurer or the Certificateholders. The Indenture Trustee shall, at the direction of the Sponsor, also adopt and employ, at the expense of the Trust, any other reasonable means of notification of such payment (including, but not limited to, mailing notice of such payment to Noteholders whose right to or interest in monies due and payable but not claimed is determinable from the Note Register at the last address of record for each such Noteholder).

               Section 10.03 Form of Redemption Notice. (a) Notice of redemption supplied to the Indenture Trustee by the Master Servicer under Section 10.01 shall be given by the Indenture Trustee by facsimile or by first-class mail, postage prepaid, transmitted or mailed prior to the applicable Redemption Date to each Noteholder of record, as of the close of business on the date which is not less than five (5) days prior to the applicable Redemption Date, at such Noteholder's address appearing in the Note Register.

               (b) All notices of redemption shall state:

               (i) the Redemption Date;

               (ii) the Redemption Price;

               (iii) that the Record Date otherwise applicable to such Redemption Date is not applicable and that payments shall be made only upon presentation and surrender of such Notes at the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Trust to be maintained as provided in Section 3.02); and

               (iv) that interest on the Notes shall cease to accrue on the Redemption Date.

               (c) Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Trust. Failure to give notice of redemption, or any defect therein, to any Noteholder shall not impair or affect the validity of the redemption of any other Note.

               Section 10.04 Notes Payable on Redemption Date. The Notes to be redeemed shall, following notice of redemption as required by Section 10.02, on the Redemption Date become due and payable at the Redemption Price and (unless the Trust shall default in the


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
payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

                                   ARTICLE XI

                                  MISCELLANEOUS

               Section 11.01 Compliance Certificates and Opinions, etc. Upon any application or request by the Trust to the Indenture Trustee to take any action under any provision of this Indenture, and where specified in this Indenture, the Trust shall furnish to the Indenture Trustee and to the Note Insurer if the application or request is made to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel addressed to the Indenture Trustee and the Note Insurer stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section 11.01, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

               Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (a) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (b) a statement as to whether, in the opinion of each such signatory such condition or covenant has been complied with.

               Section 11.02 Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

               Any certificate or opinion of an Authorized Officer of the Trust may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Master Servicer, the Sponsor or the Trust, stating that the information with respect to such factual matters is in the possession of the Master Servicer, the Sponsor or the

Trust, stating that the information with respect to such factual matters is in the possession of the Master Servicer, the Sponsor or the Trust, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

               Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

               Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Trust shall deliver any document as a condition of the granting of such application, or as evidence of the Trust's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Trust to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to conclusively rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

               Section 11.03 Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Trust. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Trust, if made in the manner provided in this Section 11.03.

               (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any customary manner of the Indenture Trustee.

               (c) The ownership of Notes shall be proved by the Note Register.

               (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Noteholder shall bind the Noteholder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Note.

               Section 11.04 Notices, etc. to Indenture Trustee, Trust and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other


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
communications provided or permitted by this Indenture to be made upon, given or furnished to or filed shall be in writing and shall be deemed to be given when delivered to:

               (a) The Indenture Trustee by any Noteholder or by the Trust at its Corporate Trust Office, Attention: Advanta Series 1999-4 and any notice delivered by facsimile shall be addressed to the Corporate Trust Office, telecopy number (714) 247-6475, or

               (b) The Trust by the Indenture Trustee or by any Noteholder addressed to: Advanta Mortgage Loan Trust 1999-4, in care of Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001 Attention: Corporate Trust Administration, or at any other address previously furnished in writing to the Indenture Trustee by Trust. The Trust shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

               (c) The Sponsor or the Master Servicer by the Indenture Trustee addressed to:

                          In the case of the Sponsor:

                             Advanta Conduit Receivables, Inc.
                             Welsh & McKean Roads
                             Springhouse, PA  19477
                             Attn:  Treasury, Structured Finace

                          In the case of the Master Servicer:

                             Advanta Mortgage Corp. USA
                             10790 Rancho Bernardo Road
                             San Diego, CA  92127
                             Attn:  Investor Reporting

        or such other address previously furnished in writing to the Indenture Trustee by Sponsor or Master Servicer.

               (d) The Note Insurer by the Trust or the Indenture Trustee as follows:

                                  Ambac Assurance Corporation
                                  One State Street Plaza
                                  New York, New York 10004
                                  Attention:  Structure Finance Department - MBS
                                  Fax:  (212) 363-1459
                                  Confirmation: (212) 668-0340

        In each case in which notice or other communication to the Note Insurer refers to an Event of Servicing Termination, a claim on the Policy or with respect to which failure on the part of the Note Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the


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
        attention of the general counsel (fax no. (212) 208-3558 and with the same confirmation number as stated above) and should be marked "URGENT MATERIAL ENCLOSED".

               (e) Notices required to be given to the Rating Agencies by the Trust, the Indenture Trustee or the Owner Trustee shall be sent by first class mail to (i) in the case of Moody's, at the following address:
        Moody's Investors Service, Inc., 99 Church Street, New York, New York 10004, Fax No: (212) 533-0355 and (ii) in the case of S&P, at the following address: Standard & Poor's Ratings Group, 55 Water Street, New York, New York 10041, Attention: Asset Backed Surveillance Department, Fax No: (212) 438-2661; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

               Section 11.05 Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

               Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

               In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

               Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder.

               Section 11.06 Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Trust may enter into any agreement with any Noteholder providing for a method of payment, or notice by the Indenture Trustee or any Note Paying Agent to such Noteholder, that is different from the methods provided for in this Indenture for such payments or notices, provided that such methods are reasonable and consented to by the Indenture Trustee (which consent shall not be unreasonably withheld). The Trust will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

               Section 11.07 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

               The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

               Section 11.08 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

               Section 11.09 Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Trust shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors.

               Section 11.10 Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               Section 11.11 Benefits of Indenture. The Note Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Indenture, and shall be entitled to rely upon and directly to enforce such provisions of this Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Note Insurer and the Noteholders, and any other party secured hereunder, and any other person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture. The Note Insurer may disclaim any of its rights and powers under this Indenture (in which case the Indenture Trustee may exercise such right or power hereunder), but not its duties and obligations under the Policy, upon delivery of a written notice to the Indenture Trustee.

               Section 11.12 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

               Section 11.13 GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

               Section 11.14 Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

               Section 11.15 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Trust and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Trust or any other counsel reasonably acceptable to the Indenture Trustee and the Note Insurer) to the effect that such recording is necessary either for the protection of the Noteholders or any other person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

               Section 11.16 Trust Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Trust, the Sponsor, the Originators, the Master Servicer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Sponsor, the Originators, the Master Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Trust or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Sponsor, the Originators, the Master Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Trust, the Sponsor, the Originators, the Master Servicer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Sponsor, the Originators, the Master Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Trust hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

               Section 11.17 No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Sponsor, Advanta Holding Trust 1999-4, the Trust or any Certificateholder, or join in any institution against the Sponsor, Advanta Holding Trust 1999-4, the Trust or any Certificateholder of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Operative Documents.

               Section 11.18 Inspection. The Trust agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee or of the Note Insurer, during the Trust's normal business hours, to examine all the books of account, records, reports, and other papers of the Trust, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants, and to discuss the Trust's affairs, finances and accounts with the Trust's officers, employees, and independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

               Section 11.19 Usury. The amount of interest payable or paid on any Note under the terms of this Indenture shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the State of New York or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable New York laws, which could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any Note exceeds the Highest Lawful Rate, the Trust stipulates that such excess amount will be deemed to have been paid to the Note Owner as a result of an error on the part of the Indenture Trustee acting on behalf of the Trust and the Note Owner receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Indenture Trustee on behalf of the Trust, refund the amount of such excess or, at the option of such Note Owner, apply the excess to the payment of principal of such Note, if any, remaining unpaid. In addition, all sums paid or agreed to be paid to the Indenture Trustee for the benefit of Note Owners for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Notes.

               Section 11.20 Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Trust under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company individually or personally to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Indenture and by any person claiming by, through or under them and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaking by the Trust under this Indenture or any related documents.

               Section 11.21 Rights of the Note Insurer to Exercise Rights of Noteholders. By accepting its Notes, each Noteholder agrees that unless a Note Insurer Default exists, or as otherwise provided in this Indenture, the Note Insurer shall have the right to exercise all rights of the Noteholders under this Indenture without any further consent of the Noteholders, including, without limitation:

               (a) the right to direct the actions of the Indenture Trustee during the continuance of a an Event of Default; and

               (b) the right to vote on proposed amendments to this Indenture.

               In addition, each Noteholder agrees that, unless an Note Insurer Default exists, any rights may be exercised by the Noteholders only with the prior written consent of the Note Insurer.

               Notwithstanding any provision in this Indenture to the contrary, so long as an Note Insurer Default has occurred and is continuing, the Note Insurer shall have no rights to exercise any voting rights of the Noteholders hereunder, nor shall the Indenture Trustee be required to obtain the prior written consent of, or act at the direction of, the Note Insurer.

               Section 11.22 Consent and Direction of Note Insurer. Unless otherwise specified, with respect to (i) each action which requires the consent of the Note Insurer, such consent shall only be required if no Note Insurer Default shall have occurred and be continuing and (ii) each action which the
Note Insurer may take or direct another party to take, such action or direction may only be taken or given if no Note Insurer Default shall have occurred and be continuing.

               Section 11.23 Rules by Indenture Trustee. The Indenture Trustee may make reasonable rules for any meeting of Noteholders.

                  [Remainder of Page Intentionally Left Blank]

               IN WITNESS WHEREOF, the Trust and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, hereunto duly authorized, all as of the day and year first above written.

                                       ADVANTA MORTGAGE LOAN TRUST 1999-4

                                       By: WILMINGTON TRUST COMPANY, not in
                                           its individual capacity but solely
                                           as Owner Trustee,



                                       By: /s/ Donald G. MacKelcan
                                           _____________________________________
                                           Name: Donald G. MacKelcan
                                           Title: Vice President

                                       BANKERS TRUST COMPANY OF CALIFORNIA,
                                           N.A., not in its individual capacity
                                           but solely as Indenture Trustee,



                                       By: /s/ Whitney Iger
                                           _____________________________________
                                           Name: Whitney Iger
                                           Title: Assistant Vice President

                                                                       EXHIBIT A

                                 [Form of Note]


REGISTERED                                                             $________
No. 1



                       SEE REVERSE FOR CERTAIN DEFINITIONS

                                                             CUSIP NO. _________

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trust or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                       ADVANTA MORTGAGE LOAN TRUST 1999-4
                        MORTGAGE LOAN ASSET-BACKED NOTES


               Advanta Mortgage Loan Trust 1999-4, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Trust"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ($___________), such amount payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $___________ and the denominator of which is $___________ by (ii) the aggregate amount, if any, payable from the Note Account in respect of principal on the Notes pursuant to Section 8.06 of the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the November 2029 Payment Date (the "Final Scheduled Payment Date"). Until the principal of this Note is paid or made available for payment, the Trust will pay interest on this Note at the rate per annum provided in the Indenture on each Payment Date on the principal amount of this Note outstanding on the day immediately preceding the related Payment Date (after giving effect to all payments of principal on this Note made on the preceding Payment Date). Interest on this Note will accrue for each Payment Date during the period from and including the preceding Payment Date (or in the case of the December 1999 Payment Date, from and including the Closing Date) to but excluding the current Payment Date. Interest will be computed on the actual number of days in the related Interest Accrual Period divided by 360 days. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.


                                     A-1-1

               The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Trust with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

               The Notes are entitled to the benefits of a financial guaranty insurance policy (the "Policy") issued by Ambac Assurance Corporation (the "Note Insurer"), pursuant to which the Note Insurer has unconditionally guaranteed payments of the Insured Amounts on each Payment Date, all as more fully set forth in the Indenture.

               For purposes of federal income, state and local income and franchise and any other income taxes, the Trust will treat the Notes as indebtedness and hereby instructs the Indenture Trustee to treat the Notes as indebtedness for federal and state tax reporting purposes.

               Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees
(1) to treat the Notes as indebtedness for purposes of federal income, state and local income and franchise and any other income taxes and (2) that no recourse may be taken, directly or indirectly, with respect to the obligations of the Trust, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Sponsor, the Originators, the Master Servicer, the Indenture Trustee, or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Trust or (iii) any owner, beneficiary, agent, officer, director or employee of the Sponsor, the Originators, the Master Servicer, the Indenture Trustee, or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Trust, the Sponsor, the Originators, the Master Servicer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Sponsor, the Originators, the Master Servicer, the Indenture Trustee, or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

               Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

               Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

               Each Note Owner, by acceptance of a beneficial interest in a Note, shall be deemed to represent either (i) that it is not (A) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA or (B) a plan (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code (each of the foregoing, a "Benefit Plan"), and is not acting on behalf of or investing the assets of a Benefit


                                     A-1-2

Plan, or (ii) that its acquisition and continued holding of the Note will be covered by a U.S. Department of Labor Prohibited Transaction Class Exemption.


                                     A-1-3

               IN WITNESS WHEREOF, the Trust has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date: November __, 1999

                                       ADVANTA MORTGAGE LOAN TRUST 1999-4

                                       By: WILMINGTON TRUST COMPANY, not in
                                           its individual capacity but solely
                                           as Owner Trustee under the Trust
                                           Agreement



                                       By: __________________________________
                                           Name:
                                           Title:


                                     A-1-4

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION


               This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date: November __, 1999



                                       BANKERS TRUST COMPANY OF CALIFORNIA,
                                           N.A., not in its individual capacity
                                           but solely as Indenture Trustee



                                       By: _____________________________________
                                           Authorized Signatory


                                     A-1-5

                                 REVERSE OF NOTE


               This Note is one of a duly authorized issue of Notes of the Trust, designated as its Mortgage Loan Asset-Backed Notes, Series 1999-4 (herein called the " Notes"), issued under an Indenture dated as of November 1, 1999 (such indenture, as supplemented or amended, is herein called the "Indenture"), between the Trust, as issuer, and Bankers Trust Company of California, N.A., as indenture trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Trust, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

               The Notes are and will be secured by the Trust Estate pledged as security therefor as provided in the Indenture.

               Principal of the Notes will be payable on each Payment Date in an amount described on the face hereof. "Payment Date" means the twenty-fifth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing December 27, 1999. The term "Payment Date," shall be deemed to include the Final Scheduled Payment Date.

               As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Final Scheduled Payment Date and the Redemption Date, if any, pursuant to Section 10.01(a) of the Indenture. Notwithstanding the foregoing, if an Event of Default has occurred and shall be continuing the Notes may be declared immediately due and payable. All principal payments on the Notes shall be made pro rata to the Noteholders entitled thereto.

               Payments of interest on this Note are due and payable on each Payment Date, together with the installment of principal, if any, to the extent such payment is not the final payment of this Note, shall be made by check mailed to the Person whose name appears as the Noteholder (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Noteholders and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Trust, will notify the Person who was the Noteholder hereof as of the Record Date preceding such Payment Date by notice mailed prior to such


                                     A-1-6

Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes.

               The Trust shall pay interest on overdue installments of interest at the Note Formula Rate to the extent lawful.

               As provided in the Indenture, the Notes may be redeemed pursuant to Section 10.01(b) of the Indenture, in whole, but no in party, at the option of the Master Servicer or any Master Servicer Affiliate, on any Payment Date following the Payment Date on which the Outstanding Note Principal Balance of the Notes has been reduced to an amount equal to 10% or less of the Original Note Principal Balance of the Notes.

               As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Trust pursuant to the Indenture, (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar which requirements include membership or participation in Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

               Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that by accepting the benefits of the Indenture that such Noteholder will not at any time institute against the Sponsor, or the Trust or join in any institution against the Sponsor, or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Operative Documents.

               Prior to the due presentment for registration of transfer of this Note, the Trust, the Indenture Trustee and the Note Insurer and any agent of the Trust, the Indenture Trustee or the Note Insurer shall treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Trust, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Trust and the rights


                                     A-1-7
of the Noteholders under the Indenture at any time by the Trust with the prior written consent of the Note Insurer and of the Noteholders representing a majority of the Outstanding Note Principal Balance of the Notes. Any such consent or waiver by the Noteholder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Noteholders issued thereunder but with the prior written consent of the Note Insurer.

               The term "Trust" as used in this Note includes any successor to the Trust under the Indenture.

               The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

               This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

               No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Trust, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

               Anything herein to the contrary notwithstanding, except as expressly provided in the Indenture or the other Operative Documents, neither Wilmington Trust Company in its individual capacity, any owner of a beneficial interest in the Trust, nor any of their respective beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Trust for the sole purposes of binding the interests of the Trust in the assets of the Trust. The Noteholder by the acceptance hereof agrees that except as expressly provided in the Indenture or the Operative Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Trust for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.


                                     A-1-8

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

               FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

         ______________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:_______________________                __________________________________1
                                                     Signature Guaranteed:
_____________________________                __________________________________


----------
     1 NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.


                                     A-1-9

                                                                       EXHIBIT B


                          FORM OF AUTHENTICATION ORDER

                         ORDER TO AUTHENTICATE THE NOTES


                                                               November 17, 1999

Bankers Trust Company of California, N.A.,
  as Indenture Trustee
1761 E. St. Andrew Place
Santa Ana, California 92705


Ladies and Gentlemen:

               Pursuant to Section 2.02 of the Indenture, dated as of November 1, 1999 (the "Indenture"), between Advanta Mortgage Loan Trust 1999-4 (the "Trust") and Bankers Trust Company of California, N.A., as indenture trustee (the "Indenture Trustee"), the Trust hereby certifies that all conditions precedent to the issuance of its Advanta Mortgage Loan Asset-Backed Notes in the amount of $200,000,000 (CUSIP No. 00755W HC3) (the "Notes") have been satisfied and hereby requests you to authenticate and deliver the Notes and to release the Notes to CEDE & CO., or otherwise upon its order.

                                    Very truly yours,

                                    ADVANTA MORTGAGE LOAN TRUST 1999-4

                                    By: WILMINGTON TRUST COMPANY, not in its
                                        individual capacity, but solely in its
                                        capacity as Owner Trustee under the
                                        Trust Agreement



                                    By: ________________________________________
                                          Name:
                                          Title:

                             ANNEX A - DEFINED TERMS

               "Accelerated Principal Payment": With respect to any Payment Date, any payment of excess spread in the form of principal to the Noteholders for the purpose of increasing the Overcollateralization Amount to the Specified Overcollateralization Amount for such Payment Date.

               "Accepted Servicing Practices": The Master Servicer's normal servicing practices in servicing and administering mortgage loans for its own account, which in general will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Properties are located.

               "Account": Any account established in accordance with Section
8.03 of the Indenture or Section 4.08 of the Sale and Servicing Agreement, each of which shall be established at a Designated Depository Institution.

               "Act" has the meaning specified in Section 11.03(a) of the Indenture.

               "Addition Notice": With respect to the transfer of Subsequent Mortgage Loans to the Trust pursuant to Section 2.04(a) of the Sale and Servicing Agreement, written notice which shall be given not later than two (2) Business Days prior to the related Subsequent Transfer Date, of the Sponsor's designation of Subsequent Mortgage Loans to be sold to the Trust. Such notice shall include the approximate aggregate Loan Balance and the weighted average Coupon Rate of such Subsequent Mortgage Loans.

               "Affiliate" means, with respect to any specified Person, any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "AMHC": Advanta Mortgage Holding Company, a Delaware corporation and the corporate parent of Advanta Mortgage Corp. USA, and the indirect corporate parent of Advanta Conduit Receivables, Inc.

               "Appraised Value": The appraised value of any Property based upon the appraisal or other valuation made at the time of the origination of the related Mortgage Loan, or, in the case of a Mortgage Loan which is a purchase money mortgage, the sales price of the Property at the time of origination, if the sales price is less than the appraised value.

               "Authentication Order": The order in the form set forth as Exhibit B to the Indenture and required to be delivered by the Trust on the Closing Date pursuant to Section 2.02 of the Indenture.


                                    Ann. A-1

               "Authorized Newspapers": Any of the following, The Wall Street Journal, the New York Times, the Washington Post, the Los Angeles Times or such other newspaper determined by the Indenture Trustee in its sole judgment.

               "Authorized Officer": (A) With respect to the Indenture Trustee, the Sponsor, the Owner Trustee and the Master Servicer, those individuals whose names appear on the lists of Authorized Officers delivered on the Closing Date, as such lists may be amended or supplemented from time to time, and (B) with respect to any other Person, any person who is authorized to act for such Person in matters relating to the Operative Documents, and whose action is binding upon such Person.

               "Available Funds Cap Carry-Forward Amount": With respect to any Payment Date, the sum of (i) the excess of (x) the Interest Distribution Amount due on such Payment Date, calculated using the Note Formula Rate, over (y) the Interest Distribution Amount due on such Payment Date, calculated using the Available Funds Cap Rate and (ii) the Available Funds Cap Carry-Forward Amount, if any, from the immediately preceding Payment Date, with interest thereon at the Note Formula Rate.

               "Available Funds Cap Rate": With respect to any Payment Date, an amount, expressed as a per annum rate and calculated on the basis of a 360-day year and the actual number of days elapsed in the related Interest Accrual Period, equal to (a)(i) the aggregate amount of interest accrued and collected (or advanced) at the Coupon Rates on all of the Mortgage Loans for the related Remittance Period, minus (ii) the aggregate of the Servicing Fee, the Indenture Trustee's Fee, the Owner's Trustee's Fee and the Premium Amount due on such Payment Date, minus (iii) commencing on the seventh Payment Date following the Closing Date, an amount equal to 0.75% per annum times the aggregate Loan Balances of the Mortgage Loans as of the beginning of the related Remittance Period, divided by (b) the aggregate Loan Balances of the Mortgage Loans as of the beginning of the related Remittance Period.

               "Balloon Loan": Any Mortgage Loan which has an amortization schedule which extends beyond its maturity date, resulting in a relatively large unamortized principal balance due in a single payment at maturity.

               "Bankruptcy Code": Means the United States Bankruptcy Code (11 U.S.C.), as amended from time to time.

               "Benefit Plan":  As defined in Section 2.03 of the Indenture.

               "Borrower" or "Borrowers": The obligor or obligors on a Promissory Note

               "Book-Entry Notes": A beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.09 of the Indenture.

               "Business Day": Any day that is not a Saturday, Sunday or other day on which any of the Note Insurer, the Master Servicer or the Sponsor is closed or commercial banking institutions in the States of New York, California or Delaware or in the city in which the


                                    Ann. A-2
principal Corporate Trust Office of the Indenture Trustee is located, are authorized or obligated by law or executive order to be closed.

               "Capitalized Interest Account": The capitalized interest account for the Notes established in accordance with Section 8.03 of the Indenture and maintained by the Indenture Trustee.

               "Capitalized Interest Account Deposit":  $845,803.72.

               "Capitalized Interest Amount": With respect to any date of determination, the amount on deposit in the Capitalized Interest Account.

               "Capitalized Interest Requirement": With respect to any Payment Date occurring during the Pre-Funding Period, an amount equal to (i) the product of (x) the sum of the Note Interest Rate and the Premium Percentage for such Payment Date and (y) the amount on deposit in the Pre-Funding Account as of the immediately preceding Payment Date minus (ii) any Pre-Funding Earnings to be transferred to the Note Account on such Payment Date pursuant to Section 8.06(c) of the Indenture.

               "Certificate":  As defined in the Trust Agreement.

               "Certificateholders": The holders of the Certificates issued pursuant to the Trust Agreement.

               "Civil Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended from time to time.

               "Clean-Up Call Date": The first date on which the Master Servicer or any Master Servicer Affiliate is eligible to exercise its right of optional redemption of the Notes pursuant to Section 10.01(b) of the Indenture.

               "Clearing Agency": An organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

               "Clearing Agency Participant": A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

               "Closing Date":  November 17, 1999.

               "Code": The Internal Revenue Code of 1986, as amended and any successor statute.

               "Compensating Interest": As defined in Section 4.09(b) of the Sale and Servicing Agreement.

               "Controlling Party": Means, (i) the Note Insurer, so long as no
Note Insurer Default has occurred and is continuing, and (ii) the Indenture Trustee, for so long as a Note


                                    Ann. A-3

Insurer Default shall have occurred and be continuing; provided, that the Note Insurer's rights as Controlling Party shall be immediately reinstated following the cure of any Note Insurer Default.

               "Corporate Trust Office": As of the Closing Date, the Indenture Trustee's office at 1761 E. St. Andrew Place, Santa Ana, California 92705.

               "Coupon Rate": The rate of interest borne by each Mortgage Note.

               "Cut-Off Date": With respect to (x) any Initial Mortgage Loans, the Initial Cut-Off Date, (y) any Subsequent Mortgage Loans, the Subsequent Cut-Off Date, and (z) any Qualified Replacement Mortgage Loans, the Replacement Cut-Off Date.

               "Deficiency Amount": As defined in the Policy.

               "Definitive Notes": Any Notes issued in definitive form without coupons pursuant to Section 2.11 of the Indenture.

               "Delinquency Advance": As defined in Section 4.09(a) of the Sale and Servicing Agreement.

               "Delinquent": A Mortgage Loan is "delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

               "Depository": The Depository Trust Company, 55 Water Street, New York, New York 10041 and any successor Depository hereafter named.

               "Designated Depository Institution": With respect to each Account, an institution whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the long-term deposits of which shall be rated "A2" or better by Moody's or "A" or better by S&P and the short-term deposits of which shall be rated "P-1" or better by Moody's and "A-1" or better by S&P unless otherwise approved in writing by the Indenture Trustee, the Note Insurer, Moody's and S&P, and which is any of the following: (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the Indenture Trustee, the Note Insurer and each Rating Agency and, in each case acting or designated by the Master Servicer as the depository institution for such Account; provided, however, that any such institution or association shall have combined capital, surplus and undivided profits of at least $50,000,000. Notwithstanding the foregoing, an Account may be held by an institution otherwise meeting the preceding requirements except that the only applicable rating requirement


                                    Ann. A-4
shall be that the unsecured and uncollateralized debt obligations thereof shall be rated "Baa3" or better by Moody's or "BBB" or better by S&P if such institution has trust powers and such Account is held by such institution in its corporate trust department.

               "Determination Date": With respect to any Payment Date, the third Business Day next preceding such Payment Date, or such earlier day as shall be agreed to by the Note Insurer and Indenture Trustee.

               "Direct Participant" or "DTC Participant": Any broker-dealer, bank or other financial institution for which the Depository holds the Notes from time to time as a securities depository.

               "Document Delivery Requirements": The Sponsor's obligations to deliver certain legal documents, to prepare and record certain Mortgage assignments or to deliver certain opinions relating to Mortgage assignments, in each case with respect to the Mortgage Loans and as set forth in Section 2.01(c) of the Sale and Servicing Agreement.

               "Eligible Investments": As defined in Section 8.08 of the Indenture.

               "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

               "Event of Default": As defined in Section 5.01(a) of the Indenture.

               "Event of Servicing Termination": Any event described in Sections 5.01(a) and (b) of the Sale and Servicing Agreement.

               "Excess Overcollateralization Amount": With respect to any Payment Date, the amount by which (x) the Overcollateralization Amount after taking into account the payment of the Scheduled Principal Distribution Amount on such Payment Date, exceeds (y) the Specified Overcollateralization Amount for such Payment Date.

               "Exchange Act": The Securities Exchange Act of 1934, as amended.

               "Fannie Mae": The Federal National Mortgage Association, a federally-chartered and privately-owned corporation existing under the Federal National Mortgage Association Charter Act, as amended, or any successor thereof.

               "FDIC": The Federal Deposit Insurance Corporation, or any successor thereto.

               "Final Scheduled Payment Date": The Payment Date occurring in November 2029, on which the Noteholders will be entitled to receive a payment of principal in an amount equal to the then Outstanding Note Principal Balance.

               "First Mortgage Loan": Any Mortgage Loan which constitutes a first priority mortgage lien with respect to any Property.


                                    Ann. A-5

               "Foreclosed Loan": As of any Determination Date, any Loan that as of the end of the preceding Remittance Period has been discharged as a result of
(i) the completion of foreclosure or comparable proceedings by the Servicer, on behalf of the Issuer; (ii) the acceptance of the deed or other evidence of title to the related Mortgaged Property in lieu of foreclosure or other comparable proceeding; or (iii) the acquisition of title to the related Mortgaged Property by operation of law.

               "Foreclosure Property": Any real property securing a Foreclosed Loan that has been acquired by the Master Servicer on behalf of the Issuer through a foreclosure, deed in lieu of foreclosure or similar proceedings in respect of the related Loan.

               "Freddie Mac": The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended, or any successor thereof.

               "Grant": To mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Trust Estate or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Trust Estate and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

               "Gross Margin": With respect to each Mortgage Loan with an adjustable Coupon Rate, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine, on each Interest Rate Adjustment Date, the Coupon Rate for such Mortgage Loan, subject to any maximum.

               "Guaranties": The Letter Agreement, dated as of November 17, 1999, among the Representative, the Note Insurer and AMHC and the Letter Agreement, dated as of November 17, 1999, among the Note Insurer, the Indenture Trustee and AMHC.

               "Highest Lawful Rate": Has the meaning specified in Section 11.19 of the Indenture.

               "Holder" or "Noteholder": Means the Person in whose name a Note is registered in the Register held by the Note Registrar.

               "Holding Trust": The Advanta Holding Trust 1999-4, the trust created under the Holding Trust Agreement.


                                    Ann. A-6

               "Holding Trust Agreement": The Trust Agreement, dated as of November 1, 1999, between the Owner Trustee and the Sponsor, as it may be amended from time to time, pursuant to which the Holding Trust was created.

               "Indebtedness": With respect to any Person at any time (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (including trade obligations); (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for or liabilities incurred on the account of such Person; (e) obligations or liabilities of such Person arising under acceptance facilities; (f) obligations of such Person under any guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any lien on property or assets of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

               "Indemnification Agreement": The Indemnification Agreement, dated as of November 5, 1999, between the Note Insurer and the Underwriters.

               "Indenture": The Indenture, dated as of November 1, 1999, between the Trust and the Indenture Trustee, as the same may be amended and supplemented from time to time in accordance with the terms thereof.

               "Indenture Trustee": Bankers Trust Company of California, N.A., located on the date of execution of the Indenture at 1761 E. St. Andrew Place, Santa Ana, California 92705, a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture, and any successor thereunder.

               "Indenture Trustee's Fees": With respect to any Payment Date, the product of (x) one-twelfth of the Indenture Trustee Fee Rate and (y) the Pool Principal Balance as of the opening of business on the first day of the related Remittance Period, less any Pre-Funded Amount.

               "Indenture Trustee Fee Rate": 1.5 basis points per annum.

               "Independent": Means, when used with respect to any specified Person, that the person (a) is in fact independent of the Trust, any other obligor upon the Notes, the Sponsor and any Affiliate of any of the foregoing persons, (b) does not have any direct financial interest or any material indirect financial interest in the Trust, any such other obligor, the Sponsor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Trust, any such other obligor, the Sponsor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, Indenture Trustee, partner, director or Person performing similar functions.


                                    Ann. A-7

               "Independent Certificate": Means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, prepared by an Independent appraiser or other expert appointed pursuant to an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in the Indenture and that the signer is Independent within the meaning thereof.

               "Indirect Participant": Any financial institution for whom any Direct Participant holds an interest in the Notes.

               "Initial Cut-Off Date": The date as of which Initial Mortgage Loans are transferred and assigned to the Trust, which date shall be the opening of business, November 1, 1999.

               "Initial Mortgage Loans": The Mortgage Loans delivered to the Trust on the Closing Date.

               "Insurance Agreement": The Insurance Agreement, dated as of November 17, 1999, among the Sponsor, the Master Servicer, the Trust, the Indenture Trustee and the Note Insurer, as it may be amended from time to time.

               "Insurance Agreement Event of Servicing Termination": An "event of servicing termination" under the Insurance Agreement.

               "Insured Amount": As defined in the Policy.

               "Insured Payment": As defined in the Policy.

               "Interest Accrual Period": With respect to any Payment Date, the period commencing on the immediately preceding Payment Date (or, in the case of the December 1999 Payment Date, the Closing Date) to and including the day immediately preceding such Payment Date.

               "Interest Carry-Forward Amount": With respect to any Payment Date, the sum of (A) the amount, if any, by which (x) the Interest Distribution Amount as of the immediately preceding Payment Date exceeded (y) the amount of the actual distribution of interest made to the Noteholders on such immediately preceding Payment Date and (B) interest on such amount at the Note Formula Rate, calculated on the basis of the actual number of days elapsed in the related Interest Accrual Period and a year of 360 days.

               "Interest Determination Date": With respect to each Interest Accrual Period, the second London Business Day preceding the first day of such Interest Accrual Period or, with respect to the December 1999 Payment Date, the second London Business Day preceding the Closing Date.

               "Interest Distribution Amount": With respect to any Payment Date, the sum of (i) the product of (x) the Note Interest Rate for such Payment Date,
(y) the Note Principal


                                    Ann. A-8

Balance immediately prior to such Payment Date and (z) the actual number of days in the related Interest Accrual Period, divided by 360, plus (ii) the Interest Carry-Forward Amount, minus (iii) any Relief Act Shortfalls for the related Remittance Period.

               "Interest Rate Adjustment Date": The date on which an adjustment to the Coupon Rate on a Mortgage Note becomes effective.

               "Interest Remittance Amount": With respect to any Remittance Date or Payment Date, the sum, without duplication, of (i) all interest accrued during the related Remittance Period (less the Servicing Fee with respect to such Mortgage Loans) and actually collected prior to such Remittance Date, (ii) all Delinquency Advances and all Special Advances made by the Master Servicer on such Remittance Date, (iii) all Compensating Interest paid by the Master Servicer on such Remittance Date, net of amounts allowed to be retained pursuant to Section 4.08(c) of the Sale and Servicing Agreement, (iv) without duplication, the portion of the Loan Purchase Prices and the Substitution Amounts paid prior to such Remittance Date which relate to accrued and unpaid interest on the Mortgage Loans, to the extent such Loan Purchase Prices or Substitution Amounts are actually received by the Indenture Trustee, (v) all Net Liquidation Proceeds actually collected by the Master Servicer with respect to the Mortgage Loans during the related Remittance Period (to the extent such Net Liquidation Proceeds relate to accrued and unpaid interest) and (vi) the proceeds of any termination of the Trust received by the Indenture Trustee (to the extent such proceeds relate to interest).

               "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Trust by any one of its Authorized Officers and delivered to the Indenture Trustee.

               "Late Payment Rate": The rate defined in the Insurance Agreement.

               "LIBOR": The London interbank offered rate, which shall be determined by the Indenture Trustee on each Interest Determination Date pursuant to Section 2.12 of the Indenture.

               "Liquidation Expenses": Expenses which are incurred by the Master Servicer or any Sub-Servicer in connection with the liquidation of any defaulted Mortgage Loan, such expenses include, without limitation, legal fees and expenses, and any unreimbursed Servicing Advances expended by the Master Servicer or any Sub-Servicer pursuant to Section 4.09 of the Sale and Servicing Agreement.

               "Liquidated Mortgage Loan": A Mortgage Loan with respect to which the related Property has been acquired, liquidated, sold to a third party, or foreclosed and with respect to which the Master Servicer determines, in accordance with Section 4.13(b) of the Sale and Servicing Agreement, that all Liquidation Proceeds which it expects to recover from or on account of such Mortgage Loan have been recovered. A Mortgage Loan which is purchased from the Trust pursuant to Sections 3.03(b), 3.04(b), 2.02(b) or 4.10 of the Sale and Servicing Agreement is not a "Liquidated Mortgage Loan".

               "Liquidation Proceeds": With respect to any Liquidated Mortgage Loan, any amounts (including the proceeds of any Mortgage Insurance Policy) recovered by the Master Servicer in connection with such Liquidated Mortgage Loan, whether through trustee's sale, foreclosure sale, third party sale or otherwise, including payments in connection with such


                                    Ann. A-9

Liquidated Mortgage Loan received from the related Mortgagor, other than the amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

               "Loan": Any mortgage loan sold to the Trust hereunder and pledged to the Indenture Trustee, which mortgage loan includes, without limitation, (i) the Promissory Note and the related Mortgage and (ii) all right, title and interest of the related Originator in and to the Mortgaged Property or foreclosure property covered by such Mortgage.

               "Loan Balance": With respect to each Mortgage Loan, the outstanding principal balance thereof as of the related Cut-Off Date, less any principal thereof previously deposited to the Principal and Interest Account; provided, however, that the Loan Balance for any Mortgage Loan which has become a Liquidated Mortgage Loan shall be zero as of the first day of the Remittance Period following the Remittance Period in which such Mortgage Loan becomes a Liquidated Mortgage Loan, and at all times thereafter.

               "Loan Purchase Price": With respect to any Mortgage Loan purchased from the Trust on a Remittance Date pursuant to Sections 3.03(b), 3.04(b), 2.02(b) or 4.10 of the Sale and Servicing Agreement, an amount, without duplication, equal to the Loan Balance of such Mortgage Loan as of the date of reacquisition, plus one month's accrued interest on (if not already deposited in the Principal and Interest Account) the outstanding Loan Balance as of the beginning of the preceding Remittance Period, computed at the related Coupon Rate less the Servicing Fee (expressed as an annual percentage rate), together with, without duplication, the aggregate amount of (i) all Servicing Advances, including Nonrecoverable Advances theretofore made and not subsequently recovered from the related Mortgage Loan, (ii) all Delinquency Advances which the Master Servicer or any Sub-servicer has theretofore failed to remit with respect to such Mortgage Loan and (iii) any Reimbursement Amount relating to such Mortgage Loan.

               "Loan-to-Value Ratio": With respect to any Mortgage Loan, the percentage equal to the original Loan Balance of such Mortgage Loan, divided by the Appraised Value of the related Property.

               "London Business Day": A day on which banks are open for dealing in foreign currency, and exchange in London and New York City.

               "Master Servicer": Advanta Mortgage Corp. USA, a Delaware corporation, and its permitted successors and assigns.

               "Master Servicer Affiliate": A person (i) controlling, controlled by or under common control with the Master Servicer and (ii) which is qualified to service residential mortgage loans and is acting as a Sub-Servicer pursuant to Section 4.03 of the Sale and Servicing Agreement.

               "Master Servicer's Trust Receipt": The Master Servicer's trust receipt in the form set forth as Exhibit D to the Sale and Servicing Agreement.


                                   Ann. A-10

               "Monthly Remittance Amount": With respect to any Remittance Date, the sum of (i) the Interest Remittance Amount for such Remittance Date and (ii) the Principal Remittance Amount for such Remittance Date.

               "Moody's": Moody's Investors Service, Inc.

               "Mortgage": The mortgage, deed of trust or other instrument creating a first or junior lien on an interest in real property securing a Mortgage Note.

               "Mortgage Files": For any Mortgage Loan, the items listed below:

               (a) the original Mortgage Note, or , if such Mortgage Note is lost, a certified copy thereof along with a Lost Note Affidavit in the form of Exhibit E to the Sale and Servicing Agreement, bearing all intervening endorsements, endorsed either (i) "Pay to the order of Bankers Trust Company of California, N.A., as custodian or trustee under the applicable custody or trust agreement, without recourse" or (ii) "Pay to the order of Bankers Trust Company of California, N.A., as custodian or trustee under the applicable custody or trust agreement, without recourse, Advanta Mortgage Corp. USA as Master Servicer," or
        (iii) "Pay to the order of Bankers Trust Company of California, N.A., as custodian or trustee" by [Seller, signature, name, title] and signed in the name of the previous owner by an authorized officer (in the event that the Mortgage Loan was acquired by the previous owner in a merger the signature must be in the following form: "[the previous owner], successor by merger to [name of predecessor]", in the event that the Mortgage Loan was acquired or originated while doing business under another name, the signature must be in the following form: "[the previous owner], formerly known as [previous name]" or (iv) "Pay to the order of Bankers Trust Company of California, N.A., without recourse" or
        (v) "Pay to the order of______________, without recourse". The original Mortgage Note should be accompanied by any rider made in connection with the origination of the related Mortgage Loan;

               (b) the original of any guarantee executed in connection with the Mortgage Note (if any);

               (c) the original Mortgage with evidence of recording thereon or copies certified by the related recording office or, if the original Mortgage has not yet been returned from the recording office, a certified copy of the Mortgage or a copy of the Mortgage certified by the related recording office in those instances where the original recorded Mortgage has been lost;

               (d) the originals of all assumption, modification, consolidation or extension agreements;

               (e) the originals of all intervening assignments of Mortgage, showing a complete chain of assignment from origination to the related Originator, including warehousing assignments, with evidence of recording thereon (or, if an original intervening assignment has not been returned from the recording office, a certified copy thereof);


                                   Ann. A-11

               (f) the original assignment of Mortgage of each Mortgage Loan to "Bankers Trust Company of California, N.A., as custodian or trustee", "Bankers Trust Company of California, N.A. as trustee or "Pay to the order of _______________." In the event that the Mortgage Loan was acquired by the previous owner in a merger, the assignment of Mortgage must be by the "(previous owner), successor by merger to (names of predecessor)"; and in the event that the Mortgage Loan was acquired or originated by the previous owner while doing business under another name, the assignment of Mortgage must be by the "(previous owner), formerly known as (previous name)"; and

               (g) any assignment of Mortgages required to be delivered under
        Section 2.01(c) of the Sale and Servicing Agreement.

               "Mortgage Insurance Policy": Any hazard, title or primary mortgage insurance policy relating to a Mortgage Loan, but excluding any non-mortgage related or credit life insurance policy. The term Mortgage Insurance Policy shall not include the Policy.

               "Mortgage Loan": Each of the mortgage loans transferred to the Trust pursuant to Section 2.01(a) of the Sale and Servicing Agreement (including Subsequent Mortgage Loans), together with any Qualified Replacement Mortgage Loans substituted therefor in accordance with the Sale and Servicing Agreement, and identified in the Schedule of Mortgage Loans. The term Mortgage Loan includes any Mortgage Loan which is Delinquent, which relates to a foreclosure or which relates to a Property which is REO Property prior to such Property's disposition by the Trust. Any mortgage loan which, although intended by the parties hereto to have been, and which purportedly was, transferred and assigned to the Trust, in fact was not transferred and assigned to the Trust for any reason whatsoever shall nevertheless be considered a Mortgage Loan for all purposes of the Operative Documents. The term Mortgage Loan includes the terms Initial Mortgage Loan, Subsequent Mortgage Loan and Qualified Replacement Mortgage Loan.

               "Mortgage Loan Transfer Agreement": The Mortgage Loan Transfer Agreement, dated as of November 1, 1999, among the Sponsor, the Indenture Trustee and the Originators named therein, together with any related Conveyance Agreements (as defined therein).

               "Mortgage Note": The note or other evidence of indebtedness of a Mortgagor under a Mortgage Loan.

               "Mortgaged Property": With respect to a Loan, the related Borrower's fee and/or leasehold interest in the real property (and/or all improvements, buildings, fixtures, building equipment and personal property thereon (to the extent applicable) and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by the related Promissory Note.

               "Mortgagor": The obligor on a Mortgage Note.

               "Net Liquidation Proceeds": As to any Liquidated Mortgage Loan, Liquidation Proceeds net of, without duplication, Liquidation Expenses and unreimbursed Servicing Advances, unreimbursed Delinquency Advances and accrued and unpaid Servicing Fees through


                                   Ann. A-12
the date of liquidation. In no event shall Net Liquidation Proceeds with respect to any Liquidated Mortgage Loan be less than zero.

               "Nonrecoverable Advances": With respect to any Mortgage Loan (a) any Delinquency Advance or Servicing Advance previously made and not reimbursed pursuant to Section 8.06(b)(xii) of the Indenture or Section 4.09 of the Sale and Servicing Agreement, (b) a Delinquency Advance or Servicing Advance proposed to be made in respect of a Mortgage Loan or REO Property either of which, in the good faith business judgment of the Master Servicer, as evidenced by an Officer's Certificate delivered promptly to the Note Insurer and the Indenture Trustee following such determination would not be ultimately recoverable pursuant to Section 8.06(b)(xii) of the Indenture or Section 4.09 of the Sale and Servicing Agreement, or (c) any other advance identified as a Nonrecoverable Advance in Section 4.09(d) of the Sale and Servicing Agreement.

               "Note": Any of the Advanta Mortgage Loan Asset-Backed Notes Series 1999-4.

               "Note Account": The Note Account established in accordance with
Section 8.03 of the Indenture and maintained by the Indenture Trustee.

               "Note Formula Capped Rate": Means, for any Payment Date, the lesser of (x) the Note Formula Rate for such Payment Date, and (y) 6.375%.

               "Note Formula Rate": With respect to any Payment Date which occurs (x) on or prior to the Clean-Up Call Date, LIBOR plus 0.375% per annum and (y) after the Clean-Up Call Date, LIBOR plus 0.750% per annum.

               "Note Insurer": Ambac Assurance Corporation, or any successor thereto, as issuer of the Policy.

               "Note Insurer Default": Any one of the following events shall have occurred and be continuing:

               (a) the Note Insurer shall have failed to make a payment required under the Policy;

               (b) the Note Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the Bankruptcy Code or any other similar Federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the Bankruptcy Code or any other similar Federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

               (c) a court of competent jurisdiction, the New York Department of Insurance, the Wisconsin Department of Insurance, or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Note Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, Indenture


                                   Ann. A-13

        Trustee, agent or receiver of the Note Insurer (or the taking of possession of all or any material portion of the property of the Note Insurer).

               "Note Interest Rate": With respect to any Payment Date, the lesser of (i) the Note Formula Rate for such Payment Date and (ii) the Available Funds Cap Rate for such Payment Date.

               "Note Owner": With respect to a Book-Entry Note, the person who is the owner of such Book-Entry Note or following the issuance of Definitive Notes, the registered owner of the Definitive Notes.

               "Note Paying Agent": The Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in
Section 6.11 of the Indenture and is authorized by the Trust to make payments to and distributions from the Note Account, including payment of principal of or interest on the Notes on behalf of the Trust.

               "Note Principal Balance": As of any date of determination, the Original Note Principal Balance less any principal amounts actually distributed in respect of the Notes on all prior Payment Dates pursuant to Section 8.06 of the Indenture.

               "Note Register" and "Note Registrar": Shall have the respective meanings specified in Section 2.03 of the Indenture.

               "Noteholder": The Person in whose name a Note is registered on the Note Register.

               "Officer's Certificate": A certificate signed by any Authorized Officer of the Owner Trustee, on behalf of the Trust, under the circumstances described in, and otherwise complying with, the applicable requirements of
Section 11.01 of the Indenture and TIA Section 314, and delivered to the Indenture Trustee.

               "Operative Documents": Collectively, the Mortgage Loan Transfer Agreement, the Insurance Agreement, the Indemnification Agreement, the Sale and Servicing Agreement, any Subsequent Transfer Agreements, the Trust Agreement, the Policy, the Indenture, the Guaranties and the Notes.

               "Opinion of Counsel": One or more opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Trust and, if addressed to the Note Insurer, satisfactory to the
Note Insurer, and which shall comply with any applicable requirements of Section
11.01 of the Indenture, and if addressed to the Note Insurer, satisfactory to the Note Insurer.

               "Original Note Principal Balance": $200,000,000.

               "Original Pool Principal Balance": The aggregate Loan Balance of the Initial Mortgage Loans as of the Closing Date, which equals $132,550,785.07, plus the Original Pre-Funded Amount, which equals $72,419,869.37. The sum of which equals $204,970,654.44.


                                   Ann. A-14

               "Original Pre-Funded Amount": The amount deposited in the Pre-Funding Account on the Closing Date from the proceeds of the sale of the Notes, which amount is $72,419,869.37.

               "Originator": Advanta Mortgage Corp. USA, a Delaware corporation, Advanta National Bank, a national banking association, and Advanta Finance Corp., a Nevada corporation.

               "Outstanding": With respect to the Notes, as of any date of determination, all Notes theretofore executed and delivered hereunder except:

               (i) Notes theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

               (ii) Notes or portions thereof for which full and final payment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Noteholders;

               (iii) Notes in exchange for or in lieu of which other Notes have been executed and delivered pursuant to the Indenture, unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser; and

               (iv) Notes alleged to have been destroyed, lost or stolen for which replacement Notes have been issued as provided for in Section 2.04 of the Indenture.

               "Overcollateralization Amount": With respect to any Payment Date, the excess, if any, of (i) the sum of (x) the Pool Principal Balance on such Payment Date and (y) the Pre-Funded Amount as of such Payment Date over (ii) the aggregate Note Principal Balance on such Payment Date, after taking into account the distribution of principal to the Noteholders on such Payment Date from all sources other than the Policy.

               "Overcollateralization Deficiency Amount": With respect to any Payment Date, the difference, if any, between (i) the Specified
Overcollateralization Amount and (ii) the Overcollateralization Amount.

               "Overcollateralization Deficit": With respect to any Payment Date, the amount, if any, by which (i) the aggregate Note Principal Balance, after taking into account the distribution of principal to the Noteholders on such Payment Date from all sources other than the Policy, exceeds (ii) the sum of (x) the Pool Principal Balance and (y) the Pre-Funded Amount as of such Payment Date.

               "Overcollateralization Increase Amount": With respect to any Payment Date, the lesser of (i) the Overcollateralization Deficiency Amount for such Payment Date after taking into account the payment of the Scheduled Principal Distribution Amount on such Payment Date and (ii) the amount of Total Available Funds remaining to be allocated to the payment of a Accelerated Principal Payment pursuant to Section 8.06(b) of the Indenture on such Payment Date.


                                   Ann. A-15

               "Overcollateralization Reduction Amount": With respect to any Payment Date, the lesser of (x) the Excess Overcollateralization Amount for such Payment Date and (y) the Principal Remittance Amount for such Payment Date.

               "Owner Trustee": Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, its successors in interest or any successor Owner Trustee under the Trust Agreement.

               "Owner Trustee's Fee": With respect to any Payment Date, one-twelfth of $5,000 per annum.

               "Payment Date": Any date on which the Indenture Trustee is required to make distributions to the Noteholders, which shall be the 25th day of each month, commencing in the month following the Closing Date or, if such day is not a Business Day, then on the next succeeding Business Day.

               "Percentage Interest": With respect to any Note and any date of determination, that percentage, expressed as a fraction, the numerator of which is the Note Principal Balance of such Note and the denominator of which is the Original Note Principal Balance of all Notes; and as to any Certificate, the Percentage Interest for such Certificate, as determined pursuant to the Trust Agreement.

               "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

               "Policy": The financial guaranty insurance policy number AB0317BE, dated November 17, 1999, issued by the Note Insurer to the Indenture Trustee, for the benefit of the Noteholders.

               "Pool Factor": A seven-digit decimal which the Indenture Trustee shall compute monthly expressing the Note Principal Balance as of each Payment Date (after giving effect to any distribution of principal on such Payment Date) as a proportion of the Original Note Principal Balance. On the Closing Date, the Pool Factor will be 1.0000000. Thereafter, the Pool Factor shall decline to reflect reductions in the related Note Principal Balance resulting from distributions of principal to the Notes.

               "Pool Principal Balance": Means, as of any date of determination, the sum of the Loan Balances of the Mortgage Loans and the amount on deposit in the Pre-Funding Account, if any.

               "Predecessor Note": With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.04 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

               "Preference Amount": As defined in the Policy.


                                   Ann. A-16

               "Preference Claim": As defined in Section 5.08(b) of the
Indenture.

               "Pre-Funded Amount": With respect to any date of determination, the amount on deposit in the Pre-Funding Account on such date.

               "Pre-Funding Account": The Pre-Funding Account established in accordance with Section 8.03 of the Indenture and maintained by the Indenture Trustee.

               "Pre-Funding Earnings": With respect to any Payment Date occurring during the Pre-Funding Period, the net investment earnings on the Pre-Funded Amount during the period from and including the immediately prior Payment Date (or, in the case of the December 1999 Payment Date, the Closing
Date) through but excluding such Payment Date, as calculated by the Indenture Trustee pursuant to Section 8.08 of the Indenture.

               "Pre-Funding Period": The period commencing on the Closing Date and ending on the earlier to occur of (i) the date on which the Pre-Funded Amount (exclusive of any Pre-Funding Earnings) is less than $100,000, (ii) February 29, 2000 or (iii) the occurrence of an Event of Default, an Event of Servicing Termination or any Insurance Agreement Event of Servicing Termination.

               "Premium": Any amount paid by an Originator to a third party seller of a Loan in excess of the par value of the Loan.

               "Premium Amount": With respect to any Payment Date, the product of (x) the actual number of days elapsed in the period from the prior Payment Date (or with respect to the first Payment Date, the Closing Date) to and including the day prior to the applicable Payment Date, divided by 360, (y) the Premium Percentage and (z) the Note Principal Balance on such Payment Date before taking into account any distributions of the Scheduled Principal Distribution Amount to be made on such Payment Date.

               "Premium Percentage": As defined in the Insurance Agreement.

               "Premium Recapture": Any portion of a Premium that an Originator receives back from a third party seller of a Loan.

               "Prepaid Installment": With respect to any Mortgage Loan, any installment of principal thereof and interest thereon received prior to the scheduled due date for such installment, intended by the Mortgagor as an early payment thereof and not as a Prepayment with respect to such Mortgage Loan.

               "Prepayment": Any payment of principal on a Mortgage Loan which is received by the Master Servicer in advance of the scheduled due date for such payment (other than the principal portion of any Prepaid Installment), and the proceeds of any Mortgage Insurance Policy which are to be applied as a payment of principal on the related Mortgage Loan shall be deemed to be Prepayments for all purposes of the Operative Documents.

               "Prepayment Interest Shortfall": As defined in Section 4.09(b) of the Sale and Servicing Agreement.


                                   Ann. A-17

               "Preservation Expenses": Expenditures made by the Master Servicer or any Sub-Servicer in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation.

               "Principal and Interest Account": Collectively, each principal and interest account created by the Master Servicer or any Sub-Servicer pursuant to Section 4.08(a) of the Sale and Servicing Agreement, or pursuant to any Sub-Servicing Agreement.

               "Principal Distribution Amount": With respect to any Payment Date, the lesser of:

               (i) the excess of (a) the sum of (x) the Total Available Funds for such Payment Date and (y) any Insured Payment for such Payment Date, over (b) the Interest Distribution Amount for such Payment Date; and

               (ii) the sum, without duplication, of:

                      (a) the Principal Remittance Amount for such Payment
                Date,

                                      minus

                      (b) any Overcollateralization Reduction Amount for such
                Payment Date.

               "Principal Remittance Amount": With respect to any Remittance Date or Payment Date, the sum, without duplication, of (a) the principal actually collected by the Master Servicer with respect to the Mortgage Loans during the related Remittance Period, (b) the portion of the Loan Purchase Price and the Substitution Amount paid prior to such Remittance Date which relate to principal on the Mortgage Loans, to the extent such Loan Purchase Price or Substitution Amount are actually received by the Indenture Trustee, (d) all Net Liquidation Proceeds actually collected by the Master Servicer with respect to the Mortgage Loans during the related Remittance Period (to the extent such Net Liquidation Proceeds relate to principal), and (e) the proceeds of any termination of the Trust received by the Indenture Trustee (to the extent such proceeds relate to principal).

               "Promissory Note": With respect to a Loan, the original executed promissory note or other evidence of indebtedness of the related Borrower or Borrowers.

               "Property": The underlying property securing a Mortgage Loan.

               "Prospectus": That certain prospectus, dated August 10, 1999, naming Advanta Conduit Receivables, Inc. as registrant and describing certain mortgage loan asset-backed securities to be issued from time to time as described in related prospectus supplements.

               "Prospectus Supplement": That certain prospectus supplement, dated November 5, 1999, describing the Notes issued by the Trust.


                                   Ann. A-18

               "Qualified Replacement Mortgage Loan": Any Mortgage Loan substituted for another Mortgage Loan pursuant to Sections 3.03(b), 3.04(b) or 2.02(b) of the Sale and Servicing Agreement.

               "Rating Agency": Moody's and S&P. If such agency or a successor is no longer in existence, Rating Agency shall be such statistical credit rating agency, or other comparable Person, designated by the Sponsor and the Note Insurer, notice of which designation shall be given to the Indenture Trustee. References herein to the highest short-term unsecured rating category of a rating agency shall means "A-1" or better in the case of S&P and "P-1" or better in the case of Moody's, and in the case of any other Rating Agency shall mean the ratings such other Rating Agency deems equivalent to the foregoing ratings. References herein to the highest long-term rating category of a Rating Agency shall mean "AAA" in the case of S&P and "Aaa" in the case of Moody's, and in the case of any other Rating Agency, the rating such other Rating Agency deems equivalent to the foregoing ratings.

               "Realized Loss": As to any Liquidated Mortgage Loan, the amount, if any, by which the Loan Balance thereof as of the date of liquidation or disposition is in excess of realized Net Liquidation Proceeds.

               "Record Date": With respect to the Notes and each Payment Date, the business day immediately preceding that Payment Date; provided, that, if the Notes revert to Definitive Notes, the Record Date with respect to each Payment Date thereafter shall be the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date occurs.

               "Redemption Date": In the case of a redemption of the Notes pursuant to Section 10.01 of the Indenture, the Payment Date specified by the Master Servicer or a Master Servicer Affiliate pursuant to Section 10.02(a) of the Indenture.

               "Redemption Price": As defined in Section 10.01(b) of the Indenture.

               "Reference Banks": Leading banks which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (1) with an established place of business in London, (2) which have been designated by the Indenture Trustee after consultation with the Master Servicer and (3) which are not controlling, controlled by, or under common control with, the Sponsor.

               "Registration Statement": The Registration Statement (No. 333-75295) filed by the Sponsor with the Securities and Exchange Commission, including all amendments thereto and including the Prospectus and the Prospectus Supplement relating to the Notes constituting a part thereof.

               "Reimbursement Amount": With respect to any Payment Date, the sum of (x)(i) all payments made pursuant to the Policy previously received by the Indenture Trustee and all Preference Amounts previously paid to the Indenture Trustee by the Note Insurer and in each case not previously repaid to the Note Insurer pursuant to Sections 8.06(b)(vii) of the Indenture, plus (ii) interest accrued on each such payment not previously repaid, calculated at the Late Payment Rate from the date the Indenture Trustee received the related payment and (y)(i) any


                                   Ann. A-19
amounts then due and owing to the Note Insurer with respect to the Notes under the Insurance Agreement, plus (ii) interest on such amounts at the Late Payment Rate. The Note Insurer shall notify the Indenture Trustee and the Sponsor of the amount of any Reimbursement Amount if such amount is greater than zero.

               "Relief Act Shortfall": With respect to any Remittance Period, for any Mortgage Loan as to which, as a result of the application of the Civil Relief Act, the amount by which (i) interest collectible on such Mortgage Loan during the most recently ended calendar month is less than (ii) the sum of (a) one month's interest on the Loan Balance of such Mortgage Loan at the Note Interest Rate, and (b) the Indenture Trustee's Fee, the Owner Trustee's Fee, the Servicing Fee and the Premium Amount applicable to such Mortgage Loan.

               "Remittance Date": Any date on which the Master Servicer is required to remit monies on deposit in the Principal and Interest Account to the Indenture Trustee, which shall be no later than the 18th day of each month, or, if such day is not a Business Day, the immediately succeeding Business Day, commencing in the month following the month in which the Closing Date occurs.

               "Remittance Period": The calendar month immediately preceding the month in which a Remittance Date occurs.

               "REO Property": A Property acquired by the Master Servicer or any Sub-Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

               "Replacement Cut-Off Date": With respect to any Qualified Replacement Mortgage Loan, the first day of the calendar month in which such Qualified Replacement Mortgage Loan is conveyed to the Trust.

               "Representation Letter": Letters to, or agreements with, the Depository to effectuate a book-entry system with respect to the Notes registered in the Register under the nominee name of the Depository.

               "Representative": Means Bear, Stearns & Co., Inc., as representative of the Underwriters.

               "Reserve Interest Rate": With respect to any Interest Determination Date, the rate per annum that the Indenture Trustee determines to be either the arithmetic mean, rounded to the nearest whole multiple of 1/16%, of the one-month U.S. dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the trustee cannot determine the arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on the Interest Determination Date to leading European banks.

               "Sale and Servicing Agreement": The Sale and Servicing Agreement, dated as of November 1, 1999, among the Trust, the Sponsor, the Master Servicer, the Holding Trust and the Indenture Trustee, as the same may be amended or supplemented from time to time.


                                   Ann. A-20

               "SAS 70": Means the "Statement on Auditing Standards No. 70 Reports on the Processing of Transactions by Service Organizations" as in effect as of the date of the Sale and Servicing Agreement, which may be amended from time to time.

               "Schedule of Mortgage Loans": The Schedule of Mortgage Loans, attached to the Sale and Servicing Agreement as Schedule I, as it may be further supplemented to include Subsequent Mortgage Loans or Qualified Replacement Mortgage Loans. The information contained on the Schedule of Mortgage Loans shall be delivered to the Indenture Trustee in an electronic media acceptable to the Indenture Trustee.

               "Scheduled Principal Distribution Amount": With respect to any Payment Date, an amount equal to the lesser of (x) the Principal Distribution Amount for such Payment Date and (y) the Outstanding Note Principal Balance on such Payment Date.

               "Securities Act": The Securities Act of 1933, as amended.

               "Servicer Termination Loss Trigger". As defined in the Insurance Agreement.

               "Servicing Advance": The amounts described in Sections 4.09(c) and 4.13(a) of the Sale and Servicing Agreement.

               "Servicing Fee": For any Remittance Period, the product of (x) one-twelfth of 0.75% and (y) the aggregate Loan Balances of the Mortgage Loans as of the opening of business on the first day of the Remittance Period preceding such Payment Date. "Special Advance" Any advance made by the Master Servicer pursuant to Section 4.09(d) of the Sale and Servicing Agreement.

               "Specified Overcollateralization Amount": As defined in the Insurance Agreement.

               "Sponsor": Advanta Conduit Receivables, Inc., a Nevada corporation.

               "Standard & Poor's" or "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

               "Subsequent Cut-Off Date": With respect to any Subsequent Mortgage Loan, the first day of the month in which such Subsequent Mortgage Loan is sold and assigned to the Trust.

               "Subsequent Mortgage Loan": Any Mortgage Loan sold to the Trust pursuant to Section 2.04 of the Sale and Servicing Agreement.

               "Subsequent Transfer Agreement": Each Subsequent Transfer Agreement, dated as of a Subsequent Transfer Date, executed by the Trust, the Holding Trust, the Indenture Trustee and the Sponsor, substantially in the form of Exhibit I to the Sale and Servicing Agreement, pursuant to which Subsequent Mortgage Loans are sold and assigned to the Trust.


                                   Ann. A-21

               "Subsequent Transfer Date": The date Subsequent Mortgage Loans are sold and assigned to the Trust, as specified in each Subsequent Transfer Agreement.

               "Substitution Amount": In connection with the delivery of any Qualified Replacement Mortgage Loan, if the outstanding principal amount of such Qualified Replacement Mortgage Loan as of the related Replacement Cut-Off Date is less than the Loan Balance of the Mortgage Loan being replaced as of such Replacement Cut-Off Date, an amount equal to such difference together with accrued and unpaid interest on such amount calculated at the Coupon Rate net of the Servicing Fee of the Mortgage Loan being replaced.

               "Sub-Servicer": Any Person with whom the Master Servicer has entered into a Sub-Servicing Agreement and is either a Master Servicer Affiliate or who satisfies any requirements set forth in Section 4.03 of the Sale and Servicing Agreement in respect of the qualification of a Sub-Servicer .

               "Sub-Servicing Agreement": The written contract between the Master Servicer and any Sub-Servicer (other than a Master Servicer Affiliate) relating to servicing and/or administration of certain Mortgage Loans as permitted by Section 4.03 of the Sale and Servicing Agreement.

               "Telerate Screen Page 3750": The display designated on page 3750 on the Telerate Service or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks.

               "Termination Date": The latest of (i) the termination of the Policy and the return of the Policy to the Note Insurer for cancellation, (ii) the date on which the Note Insurer shall have received payment and performance of all obligations owed to it by the Trust and (iii) the date on which the Indenture Trustee shall have received payment and performance of all obligations owed to it and to the Noteholders.

               "Total Available Funds": As defined in Section 8.06(a) of the Indenture.

               "Trust": Advanta Mortgage Loan Trust 1999-4, the trust created under the Trust Agreement.

               "Trust Agreement": The Trust Agreement, dated as of November 1, 1999, between the Owner Trustee, the Holding Trust and the Sponsor, as it may be amended from time to time, pursuant to which the Trust was created.

               "Trust Estate": As defined in the Granting Clause of the Indenture.

               "Trust Indenture Act" or "TIA": The Trust Indenture Act of 1939, as amended and as in force on the date of the Indenture, unless otherwise specifically provided.

               "UCC": Unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

               "Underwriters": Bear, Stearns & Co. Inc. and SG Cowen Securities Corporation.


                                   Ann. A-22